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                                                                        CS MCKEE
                                                                      INVESTMENT
                                                                        MANAGERS





                               COMPLIANCE MANUAL

                               EFFECTIVE 4/18/13











                                                            ULF A. SKREPPEN
                                                        CHIEF COMPLIANCE OFFICER
                                                           ONE GATEWAY CENTER
                                                          PITTSBURGH, PA 15222
                                                              412.566.1234

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                               C.S. MCKEE, L. P.

                      WRITTEN SUPERVISORY PROCEDURES (WSP)

CONTENTS

WSP 1 GENERAL COMPLIANCE PROGRAM ...........................................   7
     WSP 1.1 Our Overall Fiduciary Responsibility ..........................   7
     WSP 1.2 Roles and Responsibilities ....................................   7
     WSP 1.3 Changes to our Written Policies and Procedures ................   8
     WSP 1.4 Annual Review .................................................   8
     WSP 1.5 Conflicts of Interest .........................................   8
     WSP 1.6 "Access" Persons ..............................................   9
     WSP 1.7 Outside Employment/Directorships and Other Business Activities    9
          WSP 1.7.1 Dartmouth Capital ......................................   9
     WSP 1.8 Organization Chart ............................................  10
     WSP 1.9 Reporting .....................................................  10
          WSP 1.91 Regulatory Filings ......................................  10
          WSP 1.9.2 Marketing ..............................................  11
          WSP 1.9.3 Client Reporting .......................................  12

WSP 2 CODE OF ETHICS AS REQUIRED BY RULE 204A-1 ............................  13
     WSP 2.1 Preamble ......................................................  13
     WSP 2.2 Policy Statement on Insider Trading ...........................  14
     WSP 2.3 Restricted List ...............................................  16
     WSP 2.4 Prohibited Transactions .......................................  17
     WSP 2.4.1 Access Persons ..............................................  17
     WSP 2.4.2 Registered Broker Representatives ...........................  19
     WSP 2.5 Exempted Transactions .........................................  19


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C.S. McKee, L.P.                                                          Page 2

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     WSP 2.6 Compliance Procedures with regards to Personal Trading ........  20
          WSP 2.6.1 Pre-clearance Procedures ...............................  20
          WSP 2.6.2 Disclosure of Personal Holdings ........................  21
          WSP 2.6.3 Quarterly Reporting Requirements .......................  22
          WSP 2.6.4 Annual Certification of Compliance with Code of Ethics .  23
          WSP 2.6.5 Reports to Compliance Officer ..........................  23
          WSP 2.6.6 General Reporting Requirements .........................  24
          WSP 2.6.7 Excessive Trading ......................................  24
          WSP 2.6.8 Conflict of Interest ...................................  25
          WSP 2.6.9 Investing in Mutual Funds and/or Collective Trusts
                    that we sub-advise .....................................  25
     WSP 2.7 Reporting of Violations to the Executive Committee ............  25
     WSP 2.8 Annual Reporting to Executive Committee on Personal Investing    26
     WSP 2.8.1 Review of Personal Trading Activity .........................  26
     WSP 2.9 Sanctions .....................................................  27
     WSP 2.10 Retention of Records .........................................  27
     WSP 2.11 Gifts and Entertainment Policy ...............................  27
     WSP 2.12 Foreign Corrupt Practices Act Policy .........................  29
     WSP 2.13 ERISA compliance policies and procedures, including funds subject to ERISA .............................................  36
          Exhibit A -- Initial Report of Access Person .....................  56
          Exhibit B1 -- Annual Report of Access Person .....................  57
          Exhibit B2 -- Addendum to the Annual Report of Access Person .....  58
          Exhibit C1 -- Quarterly Report of Access Person ..................  59
          Exhibit C2 -- Addendum to the Quarterly Report of Access Person ..  60
          Exhibit D -- Personal Securities Transactions Clearance Form .....  61



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C.S. McKee, L.P.                                                          Page 3

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WSP 3 MONITORING CLIENT INVESTMENT GUIDELINES ..............................  62
     WSP 3.1 The Review Process ............................................  62
          WSP 3.1.1 Equity Restrictions ....................................  62
          WSP 3.1.2 Fixed Income Restrictions ..............................  62
     WSP 3.2 The Review Schedule ...........................................  63
          WSP 3.2.1 Investment Policies ....................................  63
          WSP 3.2.2 Allocations ............................................  63
          WSP 3.2.3 Restrictions ...........................................  63
          WSP 3.2.4 Performance ............................................  63
     WSP 3.3 New Client Procedures .........................................  63
     WSP 3.4 Changes to Existing Client's Guidelines .......................  64
     WSP 3.5 Cash Flows ....................................................  64
     WSP 3.5 Custody .......................................................  64

WSP 4 TRADING POLICIES .....................................................  66
     WSP 4.1 Best Execution ................................................  66
     WSP 4.2 Allocation Policies ...........................................  66
          WSP 4.2.1 Equity .................................................  66
          WSP 4.2.2 Fixed Income ...........................................  67
          WSP 4.2.3 Cross Trades ...........................................  67
     WSP 4.3 Authorized Brokers List .......................................  67
     WSP 4.4 Soft Dollar Policy ............................................  68
     WSP 4.5 Trading Review ................................................  68
          WSP 4.5.1 Transaction Review .....................................  68
          WSP 4.5.2 Re-Allocation Review ...................................  68
          WSP 4.5.2 Best Execution Review ..................................  69
          WSP 4.5.3 Anti-Money Laundering and reporting responsibilities ...  69
     WSP 4.6 Trading Errors ................................................  69
     WSP 4.7 IPO Policy ....................................................  70
     WSP 4.8 Procedures for Governing the McKee International Fund .........  70
          WSP 4.8.1 Checks and Balances ....................................  70




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C.S. McKee, L.P.                                                          Page 4

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     WSP 4.8.2 Security Lending ............................................  72
     WSP 4.9 Valuations and Miscellaneous ..................................  72
     WSP 4.9.1 McKee International Fund ....................................  72
          WSP 4.9.2 Pricing Illiquid Securities ............................  72
          WSP 4.9.3 Reconciliations ........................................  73
          WSP 4.9.4 Tax Loss or Gain Harvesting ............................  73
          WSP 4.9.5 Billing Procedures .....................................  74

WSP 5 PROXY POLICY .........................................................  75
     WSP 5.1 Objective .....................................................  75
     WSP 5.2 Policy ........................................................  75
     WSP 5.3 Procedures ....................................................  75
     WSP 5.4 Authorization to Vote Proxies .................................  76

WSP 6 PRIVACY POLICY .......................................................  77

WSP 7 BOOKS AND RECORDS RETENTION ..........................................  79

WSP 8 EMPLOYEE TRAINING ....................................................  80
     WSP 8.1 All Employees .................................................  80
     WSP 8.2 Licensed Broker Representatives ...............................  80
     WSP 8.3 Chief Compliance Officer Training .............................  80

WSP 9 BUSINESS COMMUNICATIONS ..............................................  81
     WSP 9.1 Email .........................................................  81
     WSP 9.2 Instant Messaging .............................................  81
     WSP 9.3 Texting .......................................................  81
     WSP 9.4 Social Networking .............................................  81


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C.S. McKee, L.P.                                                          Page 5

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WSP 10 BUSINESS CONTINUITY PLAN (BCP) ......................................  82
     WSP 10.1 Our BCP Plan in Action .......................................  82
     WSP 10.2 What type of Disasters have we reviewed ......................  83
     WSP 10.3 How and who maintains our BCP? ...............................  84
     WSP 10.4 Testing of our BCP Plan ......................................  84

WSP 12 DEFINITIONS .........................................................  85
























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C.S. McKee, L.P.                                                          Page 6

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WSP 1 GENERAL COMPLIANCE PROGRAM

WSP 1.1 OUR OVERALL FIDUCIARY RESPONSIBILITY

It is important to recognize that C.S. McKee, L.P. acts as a fiduciary in the execution of its responsibilities as an investment manager. As a registered investment adviser, and as a fiduciary to our clients, C.S. McKee, L.P. is required, among other things, to ensure that its investment advice is suitable to the client's objectives, needs and circumstances, obtains background information as to the client's financial circumstances, investment objectives, investment restrictions and risk tolerance, among other things, and provide its advisory services consistent with the client's objectives, etc. based upon the information provided by each client.

Also, as a fiduciary, C.S. McKee, L.P. has the duty and a responsibility to act in the utmost good faith and in the best interests of the client and to always place the client's interests first and foremost. As part of this duty, a fiduciary and an adviser must eliminate conflicts of interest, whether actual or potential, or make full and fair disclosure of all material facts of any conflicts so a client, or prospective client, may make an informed decision in each particular circumstance.

McKee represents that it will inform clients of any changes that may materially impact our ability to perform as a fiduciary.

WSP 1.2 ROLES AND RESPONSIBILITIES

CHIEF INVESTMENT OFFICER -- GREG MELVIN

The CIO has overall responsibility for the investment process. The firm's investment professionals responsible for the particular client relationship have the primary responsibility for determining and knowing each client's circumstances and managing the client's portfolio in a manner consistent with the client's objectives.

CHIEF COMPLIANCE OFFICER -- ULF SKREPPEN

The Chief Compliance Officer has the responsibility for monitoring the investment processes policy, practices, disclosures and recordkeeping for the firm.


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C.S. McKee, L.P.                                                          Page 7

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ASSISTANT CHIEF COMPLIANCE OFFICER -- LEN BOSS

The Assistant Chief Compliance Officer primary duties are to back up the Chief Compliance Officer.

EXECUTIVE ASSISTANT -- KAREN GRAY

The Executive Assistant supports the Chief and Assistant Chief Compliance
Officer.

WSP 1.3 CHANGES TO OUR WRITTEN POLICIES AND PROCEDURES

The compliance group meets as necessary to research and recommend modifications to our written policies and procedures.

Material modifications are presented to the Executive Committee as a matter of communication.

Changes that are adopted by the compliance group are incorporated in our written supervisory procedures and communicated to the appropriate parties.

WSP 1.4 ANNUAL REVIEW

The Chief Compliance Officer reports to the Executive Committee of C.S. McKee, L.P. annually relating to overall firm compliance. The annual review will include a current risk and gap analysis and recommendations to improve our internal compliance program.

During the course of each year, the Compliance staff may conduct testing of emails, cross-trades, transactions, personal trades, business continuity procedures, etc and summarize our findings to the Executive Committee as a matter of communication.

WSP 1.5 CONFLICTS OF INTEREST

Conflicts of interest, or potential conflicts of interest, are reviewed as an agenda item at the quarterly Executive Committee meeting. To the degree that any such conflicts or potential conflicts are discussed, minutes are maintained by the Secretary of the Executive Committee.

Any employee believing that a conflict or potential conflict exists for an employee at McKee should immediately make a member of the Executive Committee aware of the pertinent circumstances in order that the item can be addressed on an intra-meeting basis if necessary.


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C.S. McKee, L.P.                                                          Page 8

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WSP 1.6 "ACCESS" PERSONS

Effective 5/31/10, all permanent supervised persons will be considered "Access" persons.

WSP 1.7 OUTSIDE EMPLOYMENT/DIRECTORSHIPS AND OTHER BUSINESS ACTIVITIES

Employees of McKee are required to seek and receive approval from the Chief Executive Officer at C.S. McKee, before accepting any position involving outside employment/directorships, or any other business activities.

The Chief Executive Officer is required to receive majority approval from the Executive Committee at C.S. McKee, before accepting any outside employment/directorship, or any other business activity.

WSP 1.7.1 DARTMOUTH CAPITAL

Greg Melvin also serves as the President of Dartmouth Capital Advisors, Inc. Trades executed by Mr. Melvin in this capacity are reviewed by either the Assistant Chief Compliance officer or Chief Compliance Officer in order to ensure that no conflicts with trades executed at C.S. McKee occur.














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C.S. McKee, L.P.                                                          Page 9

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WSP 1.      ORGANIZATION CHART



                               [GRAPHIC OMITTED]



WSP 1.9 REPORTING

WSP 1.91 REGULATORY FILINGS

     o McKee's ADV Part I is filed annually with the SEC and can be obtained at (http://www.adviserinfo.sec.gov/IAPD/Content/Search/ iapd_OrgSearch.aspx) by searching for CRD Number 119167.

     o McKee's ADV Part II is available by contacting the Compliance Staff at 412-566-1234.

     o Existing clients will be notified if ADV Part I and Part II are materially amended.

     o    ADV Part II will be offered annually to existing clients.

     o    Form 13F is filed within 45 days of the previous quarter-end.

     o    Form 13G is filed on an as needed basis.

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C.S. McKee, L.P.                                                         Page 10

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WSP 1.9.2 MARKETING

     o The Chief Compliance Officer will approve all disclosures and notify the appropriate parties as a matter of communication.

     o For advertisements with performance, net performance must be shown. Gross of fee performance may also be shown, however only in equal prominence to net of fee performance. Performance must be clearly labeled Gross or Net. If performance numbers are on a page other than the disclosure page, references from the performance page to the disclosure page must be made.

     o    (Printed Advertisements) Schedules with performance related data must

          1.   DIRECT THE READER TO THE PAGE WERE FULL DISCLOSURE IS SHOWN

          2.   OR THE ENTIRE FULL DISCLOSURE MUST BE ON THE PAGE.

     o (Electronic Advertisements) Schedules with performance related data must include or point to the following disclosure.

          C.S. MCKEE IS AN INDEPENDENT REGISTERED INVESTMENT ADVISOR, SPECIALIZING IN INSTITUTIONAL AND RETAIL INVESTMENT MANAGEMENT SERVICES, UTILIZING A VARIETY OF INVESTMENT STRATEGIES AND STYLES. C.S. MCKEE CLAIMS COMPLIANCE WITH THE GLOBAL INVESTMENT PERFORMANCE STANDARDS (GIPS(R)). ALL PERFORMANCE RESULTS ARE EXPRESSED IN U.S. DOLLARS. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. PERFORMANCE ASSUMES THE REINVESTMENT OF ALL DIVIDENDS AND CAPITAL GAINS. FOR A COMPLETE LIST AND DESCRIPTION OF COMPOSITES AND/OR A FULL DISCLOSURE PRESENTATION THAT ADHERES TO THE GIPS(R) STANDARDS, PLEASE CONTACT -- C.S. MCKEE, L.P. AT 412-566-1234 OR CLICK HERE.

     o Schedules that include our International Fund must also disclose the following.

          THE MCKEE INTL. MUTUAL FUND PERFORMANCE IS SHOWN NET OF FEES. IN ADDITION TO THE NORMAL RISKS ASSOCIATED WITH EQUITY INVESTING, INTERNATIONAL INVESTING MAY INVOLVE RISK OF CAPITAL LOSS FROM UNFAVORABLE FLUCTUATIONS IN CURRENCY VALUES, FROM DIFFERENCES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR FROM ECONOMIC OR POLITICAL INSTABILITY IN OTHER NATIONS. THE PERFORMANCE DATA QUOTED REPRESENTS PAST PERFORMANCE AND THE INVESTMENT RETURN AND


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C.S. McKee, L.P.                                                         Page 11

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          PRINCIPAL VALUE OF AN INVESTMENT WILL FLUCTUATE SO THAT AN INVESTOR'S
          SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. FOR A COPY OF C.S. MCKEE'S MOST RECENT PROSPECTUS FOR THE INTL. MUTUAL FUND, CLICK HERE.

     o Only Licensed Representatives may market the McKee International Fund. All International Fund prospects should receive, in addition to the firm brochure, the most recent prospectus, annual report, and statement of additional information before entering into a contract.

     o    All prospects must be offered the following two documents

          1. Full disclosure presentation that adheres to the GIPS(R) standards.

          2. Prospects must receive ADV Part II 48 hours prior to signing a contract.

     o Advertisements/Brochures/RFP should be kept on file for inspection by the Chief Compliance Officer and/or Regulatory agencies.

WSP 1.9.3 CLIENT REPORTING

     o McKee's Institutional clients, at a minimum, receive statements on a quarterly basis. o Monthly and Adhoc reports are available upon a client's request.

     o McKee can and will supply third-parties (i.e. consultants) with reports at our client's request.

     o McKee has a robust technological infrastructure to facilitate the reporting needs of our clients and their consultants. Please contact the Operations Manager for additional information at 412-566-1234.


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C.S. McKee, L.P.                                                         Page 12

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WSP 2 CODE OF ETHICS AS REQUIRED BY RULE 204A-1

WSP 2.1 PREAMBLE

This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 there-under, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by the investment adviser. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of C.S. McKee, L.P. (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

     1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

     2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

     4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

     5. To engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.


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C.S. McKee, L.P.                                                         Page 13

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This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code. In addition, this code provides for Safeguarding of client assets from conversion or inappropriate use by advisory personnel according to Rule 206(4)-7.

McKee's standard of business conduct (Code) requires that supervised employees of the firm comply with all federal, state, and local securities laws.

The Executive Committee of the Firm adopts this Code of Ethics. This Code is based upon the principle that the supervised persons of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Executive Committee and to the Board of Directors of any Fund of advised or sub-advised by the Firm.

WSP 2.2 POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any officer, Executive Committee member or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, Executive Committee member and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Compliance Officer.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1. trading by an insider, while in possession of material nonpublic information, or

     2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3.   communicating material nonpublic information to others.


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C.S. McKee, L.P.                                                         Page 14

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The concept of "insider" is broad. It includes officers, Executive Committee members and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, Executive Committee members and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

     ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.


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C.S. McKee, L.P.                                                         Page 15

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     i.   Report the matter immediately to the Firm's Compliance Officer.

     ii. Do not purchase or sell the securities on behalf of yourself or others.

     iii. Do not communicate the information inside or outside the Firm, other than to the Firm's Compliance Officer.

     iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

     i. provide, on a regular basis, information necessary to familiarize officers, Executive Committee members and employees with the Firm's policy and procedures, and

     ii. when it has been determined that an officer, Executive Committee member or employee of the Firm has material nonpublic information,

          1. implement measures to prevent dissemination of such information, and

          2. if necessary, restrict officers, Executive Committee members and employees from trading the securities.

To detect insider trading, a Compliance Officer will:

     i. review the trading activity reports filed by each officer, Executive Committee member and employee, and

     ii.  review the trading activity of accounts managed by the Firm.

WSP 2.3 RESTRICTED LIST

The Head trader emails the Chief Compliance Officer when a trade is currently underway. These emails are referenced when the CCO is asked to pre-approve a personal trade for an employee. Additionally, the

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C.S. McKee, L.P.                                                         Page 16

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equity managers use a database to track their transactions, which is also reviewed by the Chief Compliance Officer and Assistant Compliance Officer on a regular basis.

WSP 2.4 PROHIBITED TRANSACTIONS

No access person or advisory representative shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

WSP 2.4.1 ACCESS PERSONS

Except as provided in WSP 2.5 below, no access person shall:

purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her ACTUAL KNOWLEDGE at the time of such purchase or sale:

     1. is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or

     2. is being purchased or sold by any Portfolio or Fund managed by the Firm; or

     3. disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.

     4. acquire a beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements.

     5. accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm's business.

     6. profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

          a. EXCEPTION: The compliance officer of the Firm may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of


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C.S. McKee, L.P.                                                         Page 17

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               securities due to unforeseen corporate activity such as a merger.
               [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Funds or Portfolios. The respective compliance officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The compliance officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must include documentation of trades completed within 60 days of the proposed trade. The compliance officer shall retain a record of exceptions granted and the reasons supporting the decision.

     7. Serve on the Board of Directors of any publicly traded company without prior authorization of the compliance officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. Notification of such directorships shall be made to the compliance officer of the Funds.

     8. buy or sell a security from the time the investment committee approves the transaction to two (2) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

The Chief Compliance Officer relies on the Head Trader and/or Portfolio manager to notify him/her of securities in play so that the CCO can prevent employees from trading in the same securities.


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C.S. McKee, L.P.                                                         Page 18

WSP 2.4.2 REGISTERED BROKER REPRESENTATIVES

In addition to the prohibitions listed in Section WSP 2.4.1 above, no registered broker representative shall engage in any of the following:

     o accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $100 or less per individual recipient per year, when the gifts are in relation to the Firm's Mutual Fund Business.

WSP 2.5 EXEMPTED TRANSACTIONS

Transactions described in WSP 2.4.1 above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Company Act may be permitted within the discretion of the compliance officer of the Firm on a case-by-case basis. Such exempted transactions may include:

     1. purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

     2. securities of companies with a market capitalization in excess of $1 billion.

     3. purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:

          (a) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

          (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

          (c) any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 100 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.


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C.S. McKee, L.P.                                                         Page 19

     4. Securities which the access person, Fund and/or Portfolio has no influence or control, including:

          o purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

          o purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio;

          o purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase); and

          o securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

          o Holdings in direct obligations of the U. S. government, bankers' acceptances, bank certificates of deposit, and registered open-end investment companies (unless sub-advised by McKee).

WSP 2.6 COMPLIANCE PROCEDURES WITH REGARDS TO PERSONAL TRADING

With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through and report to the compliance officer of the Firm.

WSP 2.6.1 PRE-CLEARANCE PROCEDURES

All access persons should receive prior written approval from the Firm's compliance officer, or other officer designated by the Executive Committee, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (Exhibit D) to the designated individual.

Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the designated person prior to executing the pre-cleared transaction.


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C.S. McKee, L.P.                                                         Page 20

Access persons are excluded from pre-clearing securities purchased, sold or acquired in the following transactions:

     (a) purchases or sales affected in any account over which the access person has no direct or indirect influence or control.

     (b) purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.

     (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).

     (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e) holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosed transactions.

EXCEPTIONS: IN THE EVENT THAT NO COMPLIANCE OFFICIALS AND/OR DESIGNATED PERSONS ARE AVAILABLE TO PRE-CLEAR (TRAVELING, BUSY, ETC.), EMPLOYEES WILL BE ALLOWED TO PLACE A TRADE IF THEY ARE CERTAIN THAT IT HAS NOT VIOLATED THE SPIRIT OF OUR CODE OF ETHICS. IN ANY CASE, THE DESIGNATED PERSON MUST SIGN AND DATE THE PRE-CLEARANCE FORM IN A REASONABLE TIME-FRAME AFTER THE TRADE IS PLACED AND WILL BE RESPONSIBLE FOR MAKING SURE THAT THE TRADE DID NOT VIOLATE THE RULES AND SPIRIT OF THIS CODE. THIS EXCEPTION DOES NOT APPLY TO IPO'S AND/OR PRIVATE PLACEMENTS.

WSP 2.6.2 DISCLOSURE OF PERSONAL HOLDINGS

All access persons shall disclose to the compliance officer:

     (a) all personal securities holdings (including securities acquired before the person became an access person using a current report that must not be more than 45 days old upon submission) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

     (b) (The name of any broker, dealer or bank with which the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosed transactions.


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C.S. McKee, L.P.                                                         Page 21

The compliance officer of the Firm may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosed transaction in the accounts and account statements.

In addition to reporting securities holdings, every access person shall certify in their initial report that:

     (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

     (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or a Portfolio.

This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the compliance officer of the Firm.

WSP 2.6.3 QUARTERLY REPORTING REQUIREMENTS

All access persons shall disclose to the Firm's compliance officer all personal securities transactions conducted during the period as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, and registered open-end investment companies (unless sub-advised by McKee) are not disclosed transactions.

In addition to reporting securities holdings, every access person shall disclose quarterly the:

     (a) date of the transaction, title of the security, cusip, ticker, price the transaction was effected, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

     (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (c) the name of the broker, dealer or bank with or through whom the transaction was effected; and

     (d)  the date the report is submitted to the compliance officer.

In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

     (a) the name of the broker, dealer or bank with whom the access person established the account;

     (b)  the date the account was established; and

     (c)  the date the report is submitted by the access person.


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C.S. McKee, L.P.                                                         Page 22

This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C1) and shall be delivered to the compliance officer of the Firm. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

WSP 2.6.4 ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

All access persons shall disclose to the compliance officer of the Firm all personal securities holdings as of the calendar year ended within thirty (30) days after year end (information must be current as of a date no more than 45 days prior to the date the report was submitted). Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosed holdings.

In addition to reporting securities holdings, every access person shall certify annually that:

     (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

     (b) they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

     (c) they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

     (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio; and

     (e)  they have read and understand the Compliance manual.

This annual report shall be made on the form attached as Annual Report of Access Person (Exhibit B1) and shall be delivered to the compliance officer of the Firm.

WSP 2.6.5 REPORTS TO COMPLIANCE OFFICER

The compliance officer of the Firm shall provide, by the twelfth (12) day after each quarter end, certification to the compliance officer of a Fund that, as of the prior quarter end:


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C.S. McKee, L.P.                                                         Page 23

     (a) the compliance officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

     (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

     (c) the Firm has appointed appropriate management or compliance personnel, such as the compliance officer, to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the Firm's Code of Ethics.

Each quarter the compliance officer of the Firm shall also provide to the compliance officer of each Fund a list of access persons who are subject to the Fund's Code of Ethics and the name of the compliance officer of the Firm responsible for pre-clearing and reviewing personal securities transactions.

The compliance officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, pre-clearance reports and approval for Short-term transactions, IPO and private placement securities, as is requested by the Fund's compliance officer.

WSP 2.6.6 GENERAL REPORTING REQUIREMENTS

The compliance officer of the Firm shall notify each access person that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics and any amendments to each such person when they become an access person, or upon request.

Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Executive Committee of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

WSP 2.6.7 EXCESSIVE TRADING

The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency,


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C.S. McKee, L.P.                                                         Page 24
complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's compliance officer, compliance officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the compliance officer of the Firm.

WSP 2.6.8 CONFLICT OF INTEREST

Every access person, shall notify the compliance officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's compliance officer shall notify the compliance officer of a Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

WSP 2.6.9 INVESTING IN MUTUAL FUNDS AND/OR COLLECTIVE TRUSTS THAT WE
SUB-ADVISE.

o All Employees of McKee must pre-approve any sub-advised mutual fund or collective/pooled fund trades with the Compliance staff.

o If you are aware of any material inflows/outflows (inside information) into any fund or collective that we manage or sub-advise, you may not initiate personal trades in these funds until two business days after raising/investing the flow.

o Neither of the restrictions above include automatic investments via payroll deduction, reinvestment of dividends, or other activity associated with companies 401k program, all of which are exempt.

WSP 2.7 REPORTING OF VIOLATIONS TO THE EXECUTIVE COMMITTEE.

Rule 204 (A)-1 requires that all employees report violations of the Code of Ethics to the Chief Compliance Officer of the Firm.

The Chief Compliance Officer of the Firm shall promptly report to the compliance officer of the Fund and the Executive Committee of the Firm all apparent violations of this Code of Ethics and the reporting requirements there under.


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C.S. McKee, L.P.                                                         Page 25

When the compliance officer of the Firm finds that a transaction otherwise reportable to the Executive Committee pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Executive Committee. Such findings shall, however, be reported to the compliance officer of any respective Funds.

The Executive Committee of the Firm or any Fund, or a Committee of Directors created by such Executive Committee for that purpose, shall consider reports made to the Executive Committee hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

WSP 2.8 ANNUAL REPORTING TO EXECUTIVE COMMITTEE ON PERSONAL INVESTING.

The Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Executive Committee of the Firm and the Funds. Such annual report shall:

     (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) identify any violations requiring significant remedial action during the past year; and

     (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) state that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code.

WSP 2.8.1 REVIEW OF PERSONAL TRADING ACTIVITY

The Chief Compliance Officer or Designee will review all reports provided to ensure compliance with the Firm's Code of Ethics. The Assistant Chief Compliance Officer will be responsible for reviewing and pre-clearing the trading activity of the Chief Compliance Officer.


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C.S. McKee, L.P.                                                         Page 26

WSP 2.9 SANCTIONS

Upon discovering a violation of this Code, the Executive Committee of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

WSP 2.10 RETENTION OF RECORDS

The Firm shall maintain the following records as required under Rule 17j-1 and Rule 204-2:

     (a) a copy of any Code of Ethics in effect within the most recent five years;

     (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the compliance officer of the Firm;

     (c) a copy of each report made by an access person hereunder and submitted to the Firm's compliance officer for a period of five years from the end of the fiscal year in which it was made;

     (d) each memorandum made by the compliance officer of the Firm hereunder, for a period of five years from the end of the fiscal year in which it was made;

     (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

     (f) a copy of every report provided to the Firm's Executive Committee or a Fund's compliance officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

     (g) acknowledgments of supervised persons will be kept for five years after they cease employment with C.S. McKee.

WSP 2.11 GIFTS AND ENTERTAINMENT POLICY

EMPLOYEES OF MCKEE

     o Employees must not accept or give any gift or other thing of more than de minimus value from any person that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient per year.


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C.S. McKee, L.P.                                                         Page 27

CLIENTS THAT HOLD THE MCKEE INTERNATIONAL MUTUAL FUND

     o Registered Reps of Foreside must not accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $100 or less per individual recipient per year, when the gifts are in relation to the Firm's Mutual Fund Business.

ERISA CLIENTS

     o Employees must not accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient per year.

PA MUNICIPAL CLIENTS

     o Employees must not accept or give ANY gift more than a de minimus value defined by Act 44 and the individual municipalities. SEC election limits apply.

SEC ELECTION CONTRIBUTION LIMITS TO CLIENTS

     o Up to 150 per election for individuals that the employee can't vote for.

     o Up to 350 per election for individuals that the employee can vote for.

REPORTING

     o Entertainment and Gifts to clients and or prospects must be documented on Expense reports and/or the General Ledger of McKee.

     o Employees will report (date, vendor, estimated value) and certify quarterly that Entertainment and Gifts received are below the de minimus standards set by McKee.

CHARITABLE ORGANIZATIONS

McKee recognizes the importance of giving by the employees and also the firm to charitable organizations. Although McKee will not set a "de minimus" value for such contributions, nor track employee contributions, employees should make sure that the organization is a bon-fide charity as defined by the IRS code and that there are no other conflicts of interest. If an employee has a question about a particular entity that may or may not do business with McKee, they are directed to seek counsel with McKee's Chief Compliance Officer.



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C.S. McKee, L.P.                                                         Page 28

WSP 2.12 FOREIGN CORRUPT PRACTICES ACT POLICY

INTRODUCTION

The Foreign Corrupt Practices Act as amended by the International Anti-bribery and Fair Competition Act of 1998 (collectively, "FCPA") was enacted to prohibit bribes and other illegal payments to officials of a foreign government, public international organization or foreign political party by American companies and by foreign persons present in the United States to obtain or retain business or to secure any improper advantage. The FCPA is part of the Securities and Exchange Act of 1934 and contains provisions concerning record keeping and accounting as well as penalties for violations.

Briefly, the accounting provisions require companies to keep detailed books, records and accounts accurately reflecting corporate payments and transactions. They also require such companies to institute and maintain internal accounting control systems that would assure management's control over the company's assets. The prohibited payments (anti- bribery) provisions are designed to prohibit U.S. citizens and companies and foreign persons present in the United States from using the mails or any instrumentality of interstate commerce corruptly in furtherance of an offer, payment or promise to pay or give anything of value to officials of a foreign government, public international organization or foreign political party, or (with knowledge or belief that it will go to someone in any such class of recipients) to any person for purposes of influencing official acts (including failures to act) in order to assist in obtaining or retaining business or to secure any improper advantage.

This Policy Statement and Compliance Guide ("Guide") is not designed to be all encompassing, but it is intended to expand upon the provisions of McKee's existing Code of Business Conduct and Ethics which address international operations. This Guide clearly sets forth McKee's policy which prohibits any activity in support of prohibited practices and gives a basic understanding of the law so that situations arising under color of the FCPA's provisions will be properly identified and the appropriate action taken. If you have any questions about the information contained in this Guide or if you have any questions about a particular business transaction, you should contact the Chief Compliance Officer as discussed below.

POLICY STATEMENT

It is the unalterable policy of MCKEE, its subsidiaries and affiliates, to comply with the provisions of the FCPA ("Policy").

Compliance with this Policy is mandatory. No employee has the authority to act contrary to the provisions of this Policy or to authorize, direct or condone violations of it by any other employee or by any agent.

No employee shall offer, promise, make, or facilitate the making of, payments to foreign officials or officials of a public international organization as are prohibited by the FCPA.


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C.S. McKee, L.P.                                                         Page 29

Any employee who has knowledge of facts or incidents which he or she believes may be in violation of this Policy has an obligation, promptly after learning of such fact or incident, to review the matter with the Chief Compliance Officer.

Any employee who violates this Policy, who orders another to violate this Policy, or who knowingly permits a subordinate to violate this Policy, will be subject to appropriate disciplinary action.

PROHIBITED PRACTICES

Briefly, the elements of a violation of the FCPA include the following:

1. The use of the mails or any means or instrumentality of interstate commerce (unless the prohibited act is committed outside of the United States by a U.S. person)

2.   corruptly in furtherance of

3. an offer, payment promise to pay, or authorization of the payment of anything of value

4. to any foreign official, foreign political party or candidate thereof, any officials of a public international organization, or any intermediary while knowing or believing that any portion of such payment will be offered, given, or promised to such person

5. for the purpose of inducing such person to do any act or make any decision in his official capacity, or use his influence with any foreign government, instrumentality or official thereof, to effect or influence any act or decision of such government, official or instrumentality

6. in order to assist such company or person in obtaining or retaining business for or with, or directing business to, any company or person or to secure any improper advantage.

DEFINITIONS

Important concepts embodied in the FCPA include the following:

1. CORRUPT INTENTION. Although the statutory language does not define the term "corruptly", the legislative history indicates that the word "corruptly" connotes an evil motive or purpose, an intent to wrongly influence the recipient. The offer, payment, promise or gift must be intended to induce the recipient to misuse his official position to the payor's benefit. This does not require that the official actually misuse his position, only that the payor intended such a result in consideration for a thing of value given. It is therefore likely that a payment or an offer to pay any amount made for the purpose of influencing official action might be found to be an intent to "corruptly" influence the recipient.

2. FOREIGN OFFICIAL. The term "foreign official" means any officer or employee of a foreign government or governmental department, agency, or instrumentality, and includes any person acting in an official capacity on behalf of a governmental entity. "Foreign official" also includes officers of government-owned corporations (such as housing authorities, oil companies, electric utilities), members and candidates of a foreign political party and the officials of certain public international organizations. Any doubts about whether a particular person is a government official should be resolved by assuming that the individual involved is a government official for FCPA purposes.


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C.S. McKee, L.P.                                                         Page 30

3. KNOWING. This element was introduced primarily to cover payments for illicit purposes to intermediaries or foreign agents who would in turn make payment to foreign officials. A company or person has knowledge of prohibited conduct if the company or person is (a) aware that such person (to whom company resources are given) is engaging in such conduct, that such circumstance exists, or that such result is substantially certain to occur or (b) has a firm belief that such circumstance exists or that such result is substantially certain to occur. A company or person is also deemed to have knowledge of a particular circumstance if the company is "aware of a high probability of the existence of such circumstance, unless the person actually believes that such circumstance does not exist." Thus, a U.S. corporation can be held liable if its actions indicate a conscious disregard or deliberate ignorance of circumstances that should reasonably alert the company to the high probability of illegality. A U.S. corporation cannot turn a blind eye to suspicious activities of it foreign finders, agents, representatives or partners, hoping not to learn of prohibited activity.

PENALTIES

Penalties for violating the FCPA can be severe. Corporations are subject to criminal fines of up to $2,000,000 and civil fines up to $10,000 per violation. Individuals are subject to criminal fines up to $100,000, imprisonment for up to five (5) years, or both. Individuals are also subject to civil fines up to $10,000. Violations of the FCPA are not covered by Directors and Officers Insurance, and individuals cannot be indemnified by their employer for such violations.

MCKEE takes its obligations to comply with the FCPA seriously. Accordingly, employees who fail to follow McKee's FCPA policy and procedures, whether expressly stated in this Guide or otherwise, may be subject to adverse employment action, including, where warranted, dismissal.

PERMISSIBLE PAYMENTS

1. FACILITATING ("GREASE") PAYMENTS. Payments related to the facilitation of routine governmental actions ordinarily and commonly performed by a foreign official, so-called "grease payments," do not violate the FCPA. Examples of routine administrative tasks include: obtaining licenses, provision of common governmental services, such as telephone service, mail pickup, and processing official papers, such as visa applications or work orders. Routine governmental action does not include any decision to award new business to or continue doing business with a particular company or person.


2. THREATS OF VIOLENCE. A very narrow exception to the FCPA permits payment that would otherwise violate the FCPA if the company is the victim of extortion. The government has interpreted extortion to cover only threats of physical violence. Nevertheless, no payments should be made under threat of violence unless expressly approved by the Chief Compliance Officer. Threats of even severe economic harm are not considered extortion under the FCPA. For instance, a demand by a government tax auditor for a personal payment of cash in order to cause a multi-million dollar tax audit to "go away" would not fit within this exception. Payment of the auditor's demand would constitute a violation of the FCPA.


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3.   LAWFUL PAYMENTS. The FCPA permits payments that are "lawful under the written laws and regulations" of the official's country. The mere absence of written laws prohibiting certain activity does not meet the requirement that the activity be lawful under the written laws. Further, the fact that foreign officials may routinely solicit and receive bribes does not make the payment of such bribes acceptable for MCKEE.

4. PAYMENT OF REASONABLE AND BONA FIDE EXPENSES. Companies may also pay bona fide and reasonable expenditures (including travel and lodging) incurred by or on behalf of a foreign official if the payments are directly related to either (a) the promotion, demonstration or explanation of products or services or (b) the execution or performance of a contract with a foreign government or agency.

FCPA "RED FLAGS"

Certain situations arise which may indicate a potential violation of the FCPA. The following "red flags" are merely a representative list of the types of transactions that may suggest a potential violation. Employees should always be alert to signs that a transaction is "wrong."

1. PAYMENTS GREATER THAN "NORMAL". These may be finders' fees, agents' fees or payment for goods or services which are more than normal.

2. THIRD-PARTY PAYMENTS. Payments of money to persons outside the normal scope of the transaction. This includes payments made to accounts or persons in third countries. There may be reasonable explanations for making third-party payments, but such reasons must be documented and approved before such payments are made.

3. LARGE BONUSES. Although not inherently illegal, large bonuses which are success-based require careful scrutiny since the recipient of such a bonus may be tempted to share a portion of the bonus with a government official if the government official agrees to exercise his influence to secure an order for MCKEE.

4. OVER-INVOICING. Invoices which are "padded", higher than normal, or inadequately documented as to products or services delivered or received compared to prices charged or paid can be a sign that money is being siphoned for inappropriate uses. In addition to an auditing concern, such invoices can be a sign of FCPA problems as well.

5. LACK OF STANDARD INVOICES. Abbreviated, "customized" or non-industry-standard invoices can be an indication of efforts to hide or disguise payments for unauthorized purposes. Insist on standard invoices (and understand what they are), or demand a satisfactory and credible explanation for any variations.

6. UNUSUAL CREDITS GRANTED TO NEW CUSTOMERS. Pre-payments, extensions of credit and cash advances to new and unfamiliar customers must be avoided. Such conditions are sometimes a sign that money must be placed in the hands of local officials before an order can be completed.

7. CHECKS DRAWN TO "CASH". Any transaction that is not adequately documented as to its true commercial purpose could not only indicate an FCPA problem, it could also subject MCKEE to additional sanctions for violations of its accounting standards and record-keeping obligations. Carefully, clearly and accurately document all payments to or from MCKEE customers, finders and other parties with whom MCKEE does business.


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C.S. McKee, L.P.                                                         Page 32

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SELECTING LOCAL PARTIES

Finders, customers, agents, business partners, contractors and venture partners (collectively, "local parties") all can be sources of FCPA problems. The following checklist provides an illustrative, but not exhaustive, list of sources that can be used to evaluate local parties in foreign jurisdictions:

1.   Investigate the local party's reputation within the community.

2. Conduct a background check, ensuring that all such checks are sufficiently documented.

3. Call the country desk at the U.S. State Department and inquire whether they know the local party (if they do, make a note of the conversation).

4. Call the country desk at the U.S. Department of Commerce and make the same inquiry.

5. Call the commercial attacho of the U.S. Embassy in the foreign jurisdiction and make the same inquiry.

6. Call the commercial office of the foreign country's embassy or consulate in the United States and make the same inquiry.

7. Make sure that the local party has experience in the business activity for which the local party is being compensated.

Once a local party (such as a finder) has been selected, it is important that MCKEE retain control over that local party's activities involving MCKEE and its products. Attached as Appendix A to this Guide is sample contract language that should be used whenever the company engages or compensates a local party.

FCPA RED FLAGS FOR LOCAL PARTIES

The following are indicators of potential problems with FCPA compliance by local parties:

1. The local party is doing business in a country which previously has had problems with bribery of its officials (an improper payment question which arises in a country that traditionally has had a bribery problem indicates a high-risk situation).

2.   The local party has a reputation for paying bribes.

3.   The local party requests excessive fees or commissions.

4.   The local requests payment in cash.

5. The local party requests that payments be made to third parties or to bank accounts in countries other than the country in which the local party is acting on McKee's behalf.

6. The local party has a special relationship to the foreign government (if the local party's relatives, partners, owners, principals, or staff members are officials, officers, or representatives of a foreign government or political party or candidates for political office, there may be a potential for an FCPA violation).


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7.   The local party refuses to provide representations on his conduct (such as whether the agent is aware of the FCPA and has not taken, and will not take, any action that would violate the FCPA).

8. The local party requests payment of exorbitant travel and entertainment expenses or gifts for foreign officials, or requests reimbursement of such expenses not approved in advance.

9.   The local party requests that its relationship with MCKEE be kept secret.

10. The local party misrepresents its background, history or experience in our industry or in the foreign jurisdiction in which it operates.

DESIGNATION OF CHIEF COMPLIANCE OFFICER

Compliance with the FCPA demands the attention of each employee who negotiates with, or facilitates payments or transfers of value to, foreign officials. To facilitate compliance, the following procedures will be implemented.

     a. Ulf Skreppen, SVP of McKee, is designated as the Chief Compliance Officer for MCKEE. He may contacted by phone at 412.880.5220, by facsimile at 412.566.1557 or by email at USKreppen@csmckee.com. Len Boss, VP of McKee, is designated as the Assistant Chief Compliance Officer for MCKEE. He may contacted by phone at 412.566.1234, by facsimile at 412.566.1557 or by email at LBOSS@CSMCKEE.COM. For purposes of this Guide, references to the Chief Compliance Officer are to each of Mr. Skreppen and Mr. Boss, and their respective successors.

     b. The Chief Compliance Officer is responsible for distributing copies of this Guide and any supplemental material that may be provided to all affected employees and securing a confirmation from each such employee. The annual confirmation will provide that the employee has received a copy of this GUIDE in the Compliance Manual, and that he is familiar with it and the related procedures, and that he is familiar with the Policy (as described above) that prohibits activity in violation of the FCPA and that he agrees to abide by such Policy.

     c. The Chief Compliance Officer is responsible for providing advice when questions concerning potential violations of the FCPA arise.

     d. The Chief Compliance Officer is to provide advice and guidance to MCKEE, its subsidiaries and affiliates, and to take whatever additional steps he deems necessary to assure that compliance with the FCPA is being achieved.

QUESTIONS AND CONCERNS

Employees with questions about how to comply with this Guide should contact the Chief Compliance Officer. Similarly, any employee who believes that MCKEE or one of its officers, employees, finders, agents or associates is acting in violation of the FCPA or this Guide should report such concerns to the Chief Compliance Officer.


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C.S. McKee, L.P.                                                         Page 34

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                                   APPENDIX A

FCPA CONTRACT PROVISION LANGUAGE(1)

(a) LOCAL PARTY warrants and represents to the Company that neither LOCAL PARTY nor any of its officers, directors, employees, agents or other representatives has performed or will perform any of the following acts in connection with this Agreement, any sale made or to be made hereunder, any compensation paid or to be paid hereunder, or any other transactions involving the business interests of the Company: pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office for the purpose of (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (iii) securing any improper advantage.

(b) If LOCAL PARTY breaches any of the covenants set forth in clause (a), above, (i) this Agreement shall become void; (ii) the Company shall have a right of action against LOCAL PARTY for the amount of any monetary payment or thing of value made or given by LOCAL PARTY in breach of any of such covenants;
(iii) all obligations by the Company to pay any Fee or other compensation to LOCAL PARTY shall cease immediately; and (iv) the Company may at its sole discretion, rescind this Agreement and LOCAL PARTY shall immediately return to the Company any Fee paid to LOCAL PARTY arising from any transaction in violation of clause (a), above.


----------
(1) These provisions are provided for purposes of guidance and illustration only. Contracts involving McKee's interests in international transactions should always be coordinated with McKee's Compliance Department.


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WSP 2.13 ERISA COMPLIANCE POLICIES AND PROCEDURES, INCLUDING FUNDS SUBJECT TO
ERISA.

Benefit plans, such as pension and medical plans, covering U.S. employees are generally subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"). (The principal exceptions are federal and state governmental plans and certain church plans, although such plans may be subject to similar rules under federal or state law.) Where the Firm manages the assets of such a plan, its management activities are subject to the fiduciary responsibility provisions of ERISA, including the ERISA prohibited transaction rules, as discussed below. Certain retirement arrangements, such as individual retirement accounts, are not subject to ERISA, but are subject to parallel prohibited transaction rules under Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

In addition, if an investment fund (a "Fund") is deemed to hold "plan assets" subject to ERISA, the ERISA fiduciary responsibility rules apply to the management of the Fund's assets. This will generally be the case if (1) the Fund is not an investment company registered under the Investment Company Act of 1940; (2) the interests in the Fund are not "publicly-traded securities" (as defined in 29 C.F.R. [section] 2510.3 -101); and (3) "benefit plan investors" in the Fund (I.E., plans or accounts subject to ERISA or Section 4975 of the Code, or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) hold at least 25% of the value of any class of equity interests in the Fund. In addition, certain types of investment funds -- including bank collective investment funds and group trusts -- are always deemed to hold "plan assets." "Plan asset" treatment does not apply to a Fund that is either (1) a "venture capital operating company" -- a fund that invests in companies in which it obtains management rights; or (2) a "real estate operating company" -- a fund that invests in real estate that it manages and/or develops.

A Fund's offering materials should disclose whether the Fund is subject to ERISA or intends to rely on an exception from "plan asset" status.


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NOTE REGARDING NON-ERISA PLANS:  As noted above, some employee benefit plans, most notably those of state and local governmental entities, are not subject to ERISA. In general, such plans are subject to prudence rules that are either identical to, or closely resemble, the ERISA prudence rules. While they may not be subject to restrictions on self-dealing and conflicts of interest as strict as those under ERISA, they are often subject to special investment rules that may require a specified percentage of assets to be invested in a certain manner, or may prohibit certain types of investments.

In general, the Firm's policy is to comply with the ERISA fiduciary responsibility rules for all dealings with employee benefit plans, even those not subject to ERISA, unless it has confirmed otherwise with our compliance department or outside counsel. Our compliance department or outside counsel also should be consulted to determine whether any rules in addition to, or different from, those under ERISA should be followed with respect to a particular non-ERISA employee benefit plan account.

A.   GENERAL FIDUCIARY RESPONSIBILITIES

Persons with discretionary authority or control over the management of plan assets, such as the Firm in its role as the manager of a plan account or a plan assets Fund, are treated as fiduciaries under ERISA. ERISA requires plan fiduciaries to discharge their duties solely in the interest of the participants and beneficiaries, and

     (1) for the exclusive purpose of providing benefits and defraying reasonable administrative expenses;

     (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

     (3) by diversifying plan investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

     (4) in accordance with the documents and instruments governing the plan, insofar as such documents and instruments are consistent with the provisions of title I of ERISA.

The ERISA prudence man rule has been interpreted as creating a responsibility to act in a procedurally proper manner, based on an objective standard. Therefore, a fiduciary who follows proper procedures in


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C.S. McKee, L.P.                                                         Page 37

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making an investment decision should not be liable for violating the rule, even if the investment results in a loss to the plan. In order to follow proper procedures, a fiduciary must:

     (1) employ proper methods to investigate, evaluate and structure the investment;

     (2) act in a manner as would others who have a capacity and familiarity with such matters; and

     (3)  exercise independent judgment when making investment decisions.

The standards against which an investment fiduciary's behavior is measured are those of the investment industry.

The U.S. Department of Labor ("DOL") regulation on what it means to be prudent emphasizes, consistent with the concepts of modern portfolio theory, the need for an investment fiduciary to balance risk of loss and opportunity for gain, to evaluate investments in terms of their role in the overall investment portfolio, and to consider the composition of the portfolio with regard to diversification. DOL stated that an investment should not be deemed imprudent merely because the investment, standing alone, would have a relatively high degree of risk.

The ERISA prudence rule does not label any particular type of investment as PER SE prudent or imprudent based on its inherent risk or other characteristics. Thus, when DOL was asked about the ERISA standards that would govern pension plan investments in derivatives, which many consider to be higher-risk instruments, it said that the fiduciaries should engage in the same procedures and analysis as they would for any other investment. DOL described this analysis as consideration of how the investment fits within the plan's investment policy, what role the derivative would play in the plan's portfolio, and the plan's potential exposure to loss -- the factors described in DOL's prudence regulation.

The Firm's policy is to comply with these fiduciary responsibility rules when managing plan assets subject to ERISA, including in its role as a sub-adviser to a Fund.

B.   ERISA BONDING

Persons managing ERISA plan investments are required to be covered by a bond that meets the requirements of Section 412 of ERISA. In general, the amount of the bond must be at least $1,000 per plan, and no more than the lesser of 10% of the amount of ERISA assets handled by that person or $500,000 per plan ($1,000,000 if the plan holds employer securities).


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The Firm intends to obtain coverage under an ERISA bond. Proof of coverage is to be held by the Chief Compliance Officer (the "CCO") or his/her designee. The amount of the bond shall be revisited by the CCO or his/her designee at least annually.

C.   PROHIBITED TRANSACTIONS

1.   ERISA PROHIBITED TRANSACTIONS

ERISA prohibits a plan fiduciary from causing the plan to engage in a transaction if he knows or should know that such transaction constitutes a direct or indirect

     (A) sale or exchange, or leasing, of any property between the plan and a party in interest;

     (B) lending of money or other extension of credit between the plan and a party in interest;

     (C) furnishing of goods, services, or facilities between the plan and a party in interest; or

     (D) transfer to, or use by or for the benefit of, a party in interest, of any assets of the plan.

These prohibitions deal with transactions between a plan and a "party in interest." The term "party in interest" is defined broadly to cover a wide range of persons with certain types of relationships to the plan, including:

     (A) any fiduciary (including, but not limited to, any administrator, officer, trustee, or custodian), counsel, or employee of such employee benefit plan;

     (B)  a person providing services to such plan; and

     (C) an employer or employee organization (i.e., a union) any of whose employees or members are covered by such plan.

The definition also includes persons with certain relationships to the foregoing.

     ERISA also provides that a fiduciary with respect to a plan shall not:

     (1) deal with the assets of the plan in his own interest or for his own account (I.E., a prohibition on fiduciary self-dealing),

     (2) in his individual or in any other capacity act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of its participants or beneficiaries (I.E., a prohibition against a fiduciary acting on both sides of a transaction), or


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C.S. McKee, L.P.                                                         Page 39

     (3) receive any consideration for his own personal account from any party dealing with such plan in connection with a transaction involving the assets of the plan (I.E., an "anti-kickback" rule).

DOL interprets these rules as strictly prohibiting a fiduciary from exercising its authority, control or responsibility as a fiduciary over plan assets to cause a benefit, such as an additional fee, to itself or a person in which it has an interest that may affect its best judgment as a fiduciary, such as an affiliated company or (in the case of an individual) a close relative.

ERISA provisions further restrict a plan's investment in "employer securities" -- securities issued by an employer of employees covered by the plan or certain affiliates -- and "employer real property" -- real property leased to such an employer or an affiliate. The employer securities or employer real property must be "qualifying," as defined under ERISA, and the aggregate investment in both categories for a plan other than an individual account plan (such as a 401(k) plan) may not exceed 10% of the fair market value of plan assets (as determined immediately after any acquisition). Therefore, these investments must be monitored to avoid a violation.

As a matter of policy, and applicable, our firm should collect a list of "employer securities" from ERISA client or ERISA covered fund.

2.   PROHIBITED TRANSACTIONS UNDER SECTION 4975 OF THE INTERNAL REVENUE CODE OF
1986

Section 4975 of the Internal Revenue Code of 1986 prohibits essentially the same transactions as ERISA.

There are three major differences:

     o The prohibition against a fiduciary acting on both sides of a transaction does not appear in Section 4975.

     o There is no "knowledge" condition to the prohibitions, so that these provisions can be violated regardless of whether the fiduciary knew or should have known of the transaction or that it was prohibited.

     o The penalty for violating these provisions is a 15 percent excise tax on the amount involved in the prohibited transaction per year during which the transaction is continuing, which tax is to be paid by the "disqualified person" (the equivalent of a "party in interest" under ERISA) who participates in the prohibited transaction.


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C.S. McKee, L.P.                                                         Page 40

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There is an additional 100 percent excise tax if the transaction is not corrected after the initial 15 percent excise tax is imposed. If the plan involved is an individual retirement account (an "IRA") and the transaction is with the person for whom the IRA was established (or that person's beneficiaries), the excise tax does not apply, but rather the IRA loses its IRA status and becomes subject to tax.

3.   PROHIBITED TRANSACTION EXEMPTIONS

There are a number of statutory and administrative exemptions from the prohibited transaction rules of ERISA and the Code. For example, Section 408(b)(2) of ERISA permits a party in interest to contract or make reasonable arrangements with a plan to provide services necessary for the establishment or operation of the plan, if no more than reasonable compensation is paid therefor.

4.   POLICIES AND PROCEDURES TO AVOID ENGAGING IN PROHIBITED TRANSACTIONS

The Firm's policy is to avoid engaging in a prohibited transaction when managing or advising on ERISA assets, either through not engaging in transactions for the ERISA account with parties in interest to plans whose assets it manages or with affiliates of the firm (including Funds of the Firm, such as through investments in those Funds that may generate fees to the Firm or cross trades of securities with those Funds), or through compliance with an applicable exemption.

In managing ERISA plan assets, the Firm will rely principally on PTE 84-14, the "QPAM Exemption," to avoid engaging in party-in-interest prohibited transactions. Compliance procedures for the QPAM Exemption are attached. The Firm also may rely on Section 408(b)(17) of ERISA for transactions in publicly-traded securities with entities that are parties in interest by reason of being service providers to the plan (or to a Fund holding plan assets), or an affiliate of such a service provider, so long as the plan (or Fund) receives no less, nor pays no more, than "adequate consideration" (as defined therein). (Outside counsel should be consulted in the event reliance on the exemption is sought for transactions in assets other than publicly-traded securities.) However, neither the QPAM Exemption nor Section 408(b)(17) covers transactions with the Firm or its affiliates.

In providing services to a Fund, the Firm will rely principally on the Section 408(b)(2) exemption for "necessary" services. One of the conditions of this exemption is to provide certain disclosures to the plan investors, which is discussed below.

To avoid fiduciary self-dealing and conflicts of interest, the Firm intends to comply on the attached compliance procedures entitled "Restrictions on Transactions With Affiliates."

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C.S. McKee, L.P.                                                         Page 41

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D. CONSEQUENCE OF FIDUCIARY BREACH OR PROHIBITED TRANSACTION UNDER ERISA

The consequence of engaging in a breach of fiduciary duty or prohibited transaction under ERISA is that:

     o The fiduciary may be personally liable to restore to the plan any resulting losses to the plan, as well as any profits made by the breaching fiduciary through the use of plan assets. The fiduciary also is subject to any other equitable or remedial that a court may deem appropriate, including removal. Actions can be brought by plan participants and beneficiaries, other plan fiduciaries, or DOL.

     o Violations are subject to a 20 percent mandatory civil penalty based on the amount recovered where DOL is a party to a proceeding, including a settlement (offset by any Section 4975 excise tax).

     o    If the plan is not subject to the Section 4975 excise tax, ERISA
          Section 502(i) imposes a 5 percent civil penalty on the party in interest involved in a prohibited transaction, which operates in the same manner as the Section 4975 excise tax.

E.   DISCLOSURE REQUIREMENTS

1.   FORM 5500

The Form 5500 is the annual return/report required to be filed with DOL by all employee benefit plans (with limited exceptions). Investment funds that hold "plan assets" also may file a Form 5500, as so-called "direct filing entities." The advantage of doing so is that the investing plans can then report their holdings in the investment fund as a line item, rather than looking through to reporting the assets held by the fund. Some plan investors will insist that the investment fund file its own Form 5500 as a condition to investment.

The Firm's policy is to determine whether to file a Form 5500 for a particular Fund on a Fund-by-Fund basis.

2.   FORM 5500 SCHEDULE C

The Form 5500 for "large" plans (those with 100 or more participants), and for "direct filing entities" (other than certain bank and insurance funds), includes a Schedule C, for reporting of information on service providers to the plan. Specifically, for each service provider who receives $5,000 or more in direct or indirect compensation with respect to the plan, information about the service provider and the amount of compensation it receives must be disclosed.


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C.S. McKee, L.P.                                                         Page 42

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For an investment fund, fees and other compensation paid from the fund for investment management services, or related to the purchase and sale of interests in the fund, generally qualify as "eligible indirect compensation," which need not be reported on the Schedule C so long as certain disclosures are provided to the plan. Ordinary operating expenses of the fund, including the fund's brokerage costs, are not subject to reporting.

The reporting obligation is on the plan administrator, but plan administrators may request the relevant information from the managers of funds in which the plan has invested. If a manager does not provide the requested information, the plan administrator may report the non-cooperative party to DOL.

The Firm's policy is to provide information reasonably requested by investing plans to comply with the Schedule C reporting requirements.

3.   SECTION 408(B)(2)

New disclosure requirements under Section 408(b)(2) of ERISA, a statutory exemption from ERISA's prohibited transaction rules, require certain "covered" service providers to a plan who expect to receive more than $1,000 in direct and indirect compensation to disclose certain information regarding their services and compensation. The disclosure requirement applies only to retirement plans normally subject to ERISA, excluding ERISA-covered welfare plans, "Keogh" plans for self-employed individuals and individual retirement accounts, among others. The penalty for violation is loss of the prohibited transaction exemption, which, for the service provider, can mean liability for prohibited transaction excise taxes.

For an investment fund that holds "plan assets," the only "covered" service provider is the fiduciary to the fund in which the plan directly invests; no other service providers to the fund are treated as "covered."

The Firm's policy is to comply with these rules, by providing its ERISA-covered retirement plan clients with disclosure materials that satisfy the requirements of the rules.

F.   CRIME DISQUALIFICATION

A person convicted of, or imprisoned as a result of a conviction of, certain crimes -- such as robbery, embezzlement, fraud and murder -- is disqualified from serving as an ERISA fiduciary, a consultant or adviser to an ERISA plan, or a custodian of plan assets. Crimes are covered by this rule for 13 years after the conviction or, if later, the end of imprisonment.


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C.S. McKee, L.P.                                                         Page 43

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The Firm's policy is not to permit any person convicted of such a crime to serve in a position that would give the person discretionary authority or control of a plan account or of a Fund that is treated as holding plan assets, or custody over the assets of such an account or Fund. The procedure to comply with this policy is for the CCO, or his or her designee, to monitor any criminal actions involving the firm itself, and to seek annual certifications from the firm's personnel regarding whether they have been convicted of any covered crimes. The personnel are to be asked:

          Have you ever been convicted of any felony or misdemeanor in any federal, state, military or foreign court. "Convicted" includes verdict by a jury, verdict by a court, plea of guilty, or plea of "no contest." It is not necessary to include any misdemeanor traffic offenses.

Compliance would follow up on any affirmative answer to determine whether ERISA compliance is affected. (Note that this parallels the procedure to monitor for disqualifying crimes under the QPAM exemption, discussed below, so that the same questionnaire can be used for both procedures.)

G.   INDICIA OF OWNERSHIP

ERISA requires that the indicia of ownership of plan assets be maintained within the jurisdiction of the district courts of the United States, which can affect the ability of a plan account or a Fund to hold foreign assets. There are exceptions provided under DOL regulations to permit plans to hold foreign securities and currency.

The Firm's policy is to have any foreign assets held by a plan account or a Fund managed or held in such a manner as to qualify for an exception from the ERISA indicia of ownership rule.








================================================================================
C.S. McKee, L.P.                                                         Page 44

PROHIBITED TRANSACTION COMPLIANCE PROCEDURES -- COMPLIANCE WITH THE QPAM
EXEMPTION

INTRODUCTORY NOTE -- The U.S. Department of Labor ("DOL") has granted a class exemption, PTE 84-14, to allow a qualified professional asset manager (or "QPAM") to enter into transactions that would otherwise be prohibited by ERISA because they are with parties that have certain relationships with the plan or the employer who maintains the plan ("parties in interest"). The purpose of the exemption is to enable professionals to manage pension assets without engaging in technical violations of ERISA. When the Firm manages pension assets subject to ERISA, it intends to comply with the requirements of the "general" exemption in PTE 84-14, which are described below. (The QPAM exemption also contains specific exemptions for transactions with the employer and leases with the QPAM that are not covered by this outline.)

I. QPAM Status (For the purpose of this exemption, QPAM refers to C.S. McKee, L.P.)

A.   FINANCIAL INSTITUTION REQUIREMENT

     To qualify as a QPAM, a firm that is not a bank or insurance company must be:

     (a)  registered under the Investment Advisers Act of 1940;

     (b) have total client assets under management in excess of $85 million as of the last day of its most recent fiscal year, and

     (b) either (i) shareholders' or partners' equity in excess of $1 million, as shown in its most recent balance sheet prepared within the immediately preceding two years, or (ii) an unconditional guarantee of all its liabilities (including any liabilities that may arise under the fiduciary provisions of ERISA) from either an affiliate with equity that exceeds $1 million (in combination with the adviser's equity), a registered broker-dealer with net worth in excess of $1 million, or a bank, savings and loan association or insurance company that would itself qualify as a QPAM.

     COMPLIANCE PROCEDURE: The Chief Compliance Officer (the "CCO"), or his or her designee, shall confirm at least annually, after end-of-year assets-under-management and equity figures are available, that the Firm continues to qualify as a QPAM.


================================================================================
C.S. McKee, L.P.                                                         Page 45

B.   MANAGEMENT AGREEMENT REQUIREMENT

     A QPAM must acknowledge in a written management agreement that it is a fiduciary with respect to each plan that has retained it. The agreement should describe with specificity the duties and responsibilities to be assumed by the QPAM, and contain a clear delegation of authority to the QPAM to act as a fiduciary with respect to plan assets.

     COMPLIANCE PROCEDURE: Counsel overseeing the drafting of fund documents shall assure that appropriate language is included in any investment management agreement with an ERISA plan account or an ERISA plan assets fund.

C.   INVESTMENT FUND

     The QPAM exemption applies to the transactions of an "investment fund managed by a QPAM," which is any account or fund to the extent that its disposition of assets is subject to the discretionary authority of the QPAM. The "investment fund" may be, among other things, a single customer account, an insurance company pooled separate account, an individual trust, or a common or collective trust maintained by a bank.

     COMPLIANCE PROCEDURE: Accounts or funds managed by the Firm would, in the normal course, meet this requirement.

D.   CRIMINAL CONVICTIONS AS AFFECTING QPAM STATUS

     Neither the QPAM, any affiliate, nor any owner of a 5 percent or greater interest in the QPAM may have been convicted or released from prison as a result of certain crimes described in the exemption within 10 years preceding the covered transaction. (See Attachment A for a list of the covered crimes.)

     o The term "affiliate" includes not only affiliated business entities but also individuals, such as directors and highly compensated employees. SEE Part III of this outline.

     COMPLIANCE PROCEDURE: The CCO, or his or her designee, shall monitor any criminal actions involving the firm itself, and seek annual certifications from "affiliates" (as defined below) regarding whether they have been convicted of any covered crimes. The affiliates would be asked:


================================================================================
C.S. McKee, L.P.                                                         Page 46

                    Have you ever been convicted of any felony or misdemeanor in any federal, state, military or foreign court. "Convicted" includes verdict by a jury, verdict by a court, plea of guilty, or plea of "no contest." It is not necessary to include any misdemeanor traffic offenses.

               Legal or Compliance would follow up on any affirmative answer to determine whether QPAM compliance is affected.

II.  General Exemption

     The General Exemption, Part I of PTE 84-14, provides that the restrictions of ERISA sections 406(a)(1)(A)-(D) do not apply to a transaction between an investment fund subject to a QPAM's discretionary authority and a party in interest to a plan having an interest in that fund.

          o The General Exemption does not provide any relief from the fiduciary self- dealing and conflict of interest prohibitions of ERISA Section 406(b), so that it does not cover transactions by an investment fund managed by a QPAM with the QPAM itself or persons in which the QPAM may have an interest that affects its best judgment as a fiduciary. The exemption specifically identifies the parties with whom the QPAM cannot deal, as described below. A transaction between unrelated QPAMs for the same plan or their affiliates -- for example, an investment fund managed by QPAM I engaging in a dealer transaction with an affiliate of unrelated QPAM II -- should not violate ERISA
               Section 406(b).

     The General Exemption is subject to a number of conditions, as follows:

     A.   CONDITIONS AS TO PARTIES

          Three conditions of the General Exemption relate to the party in interest engaging in the transaction with the plan.

          1. The party in interest with whom the QPAM would engage in a transaction on behalf of the plan, or its affiliates, must not have the authority to appoint or terminate the QPAM as a manager of the plan assets involved in the transaction, or to negotiate the terms of the management agreement with the QPAM on behalf of the plan with respect to those assets (including any renewals or modifications).


================================================================================
C.S. McKee, L.P.                                                         Page 47

                    o A party in interest has such authority if, for example, it has the power to redeem or acquire units of the investment fund managed by the QPAM on behalf of the plan, or is an employer with an affiliate serving on the board of trustees of a multiemployer plan that has appointed the QPAM. However, a party in interest to a plan is not treated as having such authority over a QPAM managing a commingled investment fund where the assets of the particular plan, and all related plans, managed in the fund represent less than 10% of the fund's assets.

                    o Whether the party in interest or an affiliate has such authority over a QPAM for purposes of a particular transaction is determined as of the date on which the transaction "occurs," which generally means when it is entered into by the parties. A "continuing" transaction, such as a loan or lease, is deemed to "occur" until it terminates.

               COMPLIANCE PROCEDURE: The CCO, or his or her designee, shall monitor whether there are any plans, or groups of related plans, that are 10% or greater investors in investment funds managed by the firm. For any such 10% or greater investor, the firm shall restrict dealings with parties that have decision making authority over the investment by that investor, and affiliates of such parties. As a general rule, this will include the plan sponsor and affiliates of the plan sponsor.

                    For the restrictions that apply in dealing with such parties, see below under "Prohibited Transaction Compliance Procedures -- Restrictions on Transactions With Fund 10% Investors."

          2. The party in interest with whom the transaction takes place cannot be the QPAM or a person "related" to the QPAM. A QPAM is "related" to a party in interest if, as of the last day of its most recent calendar quarter, either:

               o the QPAM owns a 10 percent or more interest in the party in interest, or the party in interest owns a 10 percent or more interest in the QPAM; or

               o a person controlling, or controlled by, the QPAM or party in interest owns a 20 percent or more interest in the party in interest or QPAM, respectively, or has an ownership interest between 10 percent and 20 percent, and exercises control over the management or policies of the QPAM/party in interest by reason of its ownership interest.


================================================================================
C.S. McKee, L.P.                                                         Page 48

               "Interest" may be determined through voting power, through the value of stock, capital or a profits interest in a partnership, or through a beneficial interest in a trust or unincorporated enterprise. A person is considered to "own" an interest if the person has or shares the authority to vote or dispose of the interest, or to direct the voting or disposition of the interest, but not if the person has this authority in a fiduciary capacity. "Interest" does not include an interest held solely in a legal capacity, without the authority to vote or dispose of the interest.

               COMPLIANCE PROCEDURE: This means that the Firm, as manager of an account or fund subject to these rules, may not enter into investment transactions for the account or fund, such as the purchase and sale of securities, with itself and its affiliates, absent another available exemption. The CCO, or his or her designee, shall review such entities, and establish a system to prevent dealings with them or to confirm the availability of another exemption for such dealings.

          3. Under the "client asset" or "diverse clientele" test, the exemption does not apply to transactions with parties in interest to an investing plan where the plan's assets under the QPAM's management, combined with the assets of any other plan established or maintained by the same employer, by an affiliate of the employer, or by the same employee organization, represent more than 20 percent of total client assets managed by the QPAM at the time of the transaction.

               o Total client assets for this purpose include all funds managed by the QPAM, whether or not plan assets.

               COMPLIANCE PROCEDURE: The CCO, or his or her designee, shall monitor whether any client's assets under the Firm's management exceeds the 20% threshold. If so, transactions with parties in interest to the plans of that client would need to be restricted.

     B.   CONDITIONS AS TO TRANSACTIONS

          1. The following types of transactions are excluded from coverage because they are described in other class exemptions that provide more specialized relief:


================================================================================
C.S. McKee, L.P.                                                         Page 49

               o    Securities lending arrangements covered by PTE 81-6

               o    Acquisitions of interests in mortgage pools covered by PTE
                    83-1

               o Mortgage financing arrangements covered by PTE 82-87 (since superseded by PTE 88-59)

               COMPLIANCE STEP: The QPAM Exemption will not be relied upon for these types of transactions.

          2. The terms of the transaction must be negotiated by, or under the authority and general direction of, the QPAM.

          3. The QPAM must make the decision on behalf of the investment fund to enter into the transaction.

          4. The transaction must not be part of an agreement, arrangement, or understanding designed to benefit a party in interest.

          5. At the time the transaction is entered into, and at the time of any subsequent renewal or modification of the transaction that requires the consent of the QPAM, the terms of the transaction must be at least as favorable to the investment fund as the terms generally available in arm's length transactions between unrelated parties.

          COMPLIANCE PROCEDURE: Portfolio managers for an account or fund subject to these rules shall be informed by the CCO, or his or her designee, that they must meet these conditions as part of their decision making process.

     C.   "CONTINUING" TRANSACTIONS

          As described above, a "continuing" transaction, such as a loan or lease, is deemed to "occur" until it terminates. There are issues as to how the General Exemption applies to changes that take place during the course of a continuing transaction.


================================================================================
C.S. McKee, L.P.                                                        Page 50

          1. If a continuing transaction becomes prohibited while ongoing, it may nevertheless be exempt if the conditions for exemption were met either at the time the transaction was entered into or renewed, or at the time it became prohibited. However, the 20% "client asset" test must be satisfied throughout the duration of the transaction, so that the exemption will cease to apply when the client asset test is exceeded, unless the excess does not result from an increase in the assets transferred to the QPAM for discretionary management.

          2. DOL has said that the General Exemption is available for a continuing transaction where the responsible QPAM is terminated prior to the appointment of a replacement QPAM, provided that no decisions with respect to the transaction are required to be made by or on behalf of the investment fund during the interim period before the appointment of the replacement QPAM.

III. Definition of "Affiliate"

     The term "affiliate" is used in several parts of the QPAM exemption to determine the scope of exclusions from, or limitations on, exemptive relief. For most purposes under the exemption, an "affiliate" of a person is:

     o Any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person (with "control" defined as the "power to exercise a controlling influence over the management or policies of a person other than an individual.");

     o Any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, 10 percent or more partner, or highly compensated employee, as defined in section 4975(e)(2)(H) of the Code (only if the employer of the employee is the plan sponsor);

     o Any director of the person or any employee of the person who is a highly compensated employee, as defined in section 4975(e)(2)(H) of the Code, or who has direct or indirect authority, responsibility or control regarding the custody, management or disposition of plan assets included in the transaction.

     Section 4975(e)(2)(H) of the Code defines a "highly compensated employee" as an employee who earns 10% or more of the yearly wages of an employer.

     For purposes of the criminal convictions exclusion, "affiliate" is defined slightly differently (see Attachment A).


================================================================================
C.S. McKee, L.P.                                                         Page 51

                                  ATTACHMENT A

         LIST OF CRIMES COVERED BY THE "CRIMINAL CONVICTIONS" CONDITION

The "criminal convictions" condition requires that neither the QPAM nor any "affiliate" thereof (as defined below), nor any owner, direct or indirect, of a 5 percent or more interest in the QPAM, is a person who, within the 10 years immediately preceding the transaction, has been either convicted or released from imprisonment, whichever is later, as a result of:

     o any felony involving abuse or misuse of such person's employee benefit plan position or employment, or position or employment with a labor organization;

     o any felony arising out of the conduct of the business of a broker, dealer, investment adviser, bank, insurance company or fiduciary;

     o    income tax evasion;

     o any felony involving the larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities;

     o conspiracy or attempt to commit any such crimes or a crime in which any of the foregoing crimes is an element; or

     o    any other crime described in section 411 of ERISA, namely:

          o    robbery,

          o    bribery,

          o    extortion,

          o    embezzlement,

          o    fraud,

          o    grand larceny,

          o    burglary,

          o    arson,

          o a felony violation of Federal or State law involving substances defined in section 102(6) of the Comprehensive Drug Abuse Prevention and Control Act of 1970,

          o    murder,

================================================================================
C.S. McKee, L.P.                                                         Page 52

          o    rape,

          o    kidnapping,

          o    perjury,

          o    assault with intent to kill,

          o any crime described in section 9(a)(1) of the Investment Company Act of 1940 (15 U.S.C. [section] 80a-9(a)(1)),

          o    a violation of any provision of ERISA,

          o a violation of section 302 of the Labor-Management Relations Act, 1947 (29 U.S.C. [section] 186),

          o    a violation of chapter 63 of title 18, United States Code,

          o    a violation of section 874, 1027, 1503, 1505, 1506, 1510, 1951, or 1954 of title 18, United States Code,

          o a violation of the Labor-Management Reporting and Disclosure Act of 1959 (29 U.S.C. [section] 401),

          o any felony involving abuse or misuse of such person's position or employment in a labor organization or employee benefit plan to seek or obtain an illegal gain at the expense of the members of the labor organization or the beneficiaries of the employee benefit plan, or

          o conspiracy to commit any such crimes or attempt to commit any such crimes, or a crime in which any of the foregoing crimes is an element,

A person is deemed to have been "convicted" from the date of the judgment of the trial court, regardless of whether that judgment remains under appeal.

For purposes of this condition, an "affiliate" of a QPAM is defined as follows:

     o Any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the QPAM (with "control" defined as the "power to exercise a controlling influence over the management or policies of a person other than an individual. ");

     o    Any director of, relative of, or partner in, the QPAM;

     o Any corporation, partnership, trust or unincorporated enterprise of which such QPAM is an officer, director, or a 5 percent or more partner or owner;

     o    Any employee or officer of the QPAM who

          o Is a highly compensated employee (as defined in section 4975(e)(2)(H) of the Code) or officer (earning 10 percent or more of the yearly wages of such person), or

          o Has direct or indirect authority, responsibility or control regarding the custody, management or disposition of plan assets.


================================================================================
C.S. McKee, L.P.                                                         Page 53

        PROHIBITED TRANSACTION COMPLIANCE PROCEDURES -- RESTRICTIONS ON
                          TRANSACTIONS WITH AFFILIATES

Absent an available exemption from the ERISA prohibited transaction rules, the Firm, when managing assets subject to ERISA, is not permitted to enter into transactions with, or that would provide a benefit to, itself or its affiliates. According to Department of Labor regulations, this would include, as a general matter, anyone in which the Firm Manager would have an interest that would affect its best judgment as an ERISA fiduciary. More specifically, it covers:

     -    any owner, directly or indirectly, of 10% or more of the firm;

     -    any entity owned 50% or more by the firm; and

     -    officers, directors and employees of the firm.

To avoid question, the following also should be treated as affiliates:

     - any entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the firm.

As a general rule, the Firm should not enter into any transaction on behalf of an account or fund that is subject to ERISA that would have any of the following effects:

     - The Firm or an affiliate would receive a financial benefit, direct or indirect, from the transaction, such as a commission (even if paid by a third party) or a recurring fee (such as an investment management or transfer agency fee based on the assets invested as part of the transaction) (unless the financial benefit would be offset against other compensation the firm and/or an affiliate would received from the Fund);

     - The Firm would be negotiating the terms of the transaction with itself or an affiliate;

     - The Firm or an affiliate would have a conflicting interest in the transaction, on behalf of itself or another client (whether or not the other client is subject to ERISA).


================================================================================
C.S. McKee, L.P.                                                         Page 54

        PROHIBITED TRANSACTION COMPLIANCE PROCEDURES -- RESTRICTIONS ON
                      TRANSACTIONS WITH FUND 10% INVESTORS

As discussed above in "Prohibited Transaction Compliance Procedures -- Compliance with the QPAM Exemption," the QPAM Exemption does not provide exemptive relief for transactions between (1) a Fund and (2) parties with decision making authority over the investment in the Fund by a plan (or group of related plans) that holds (or in the aggregate hold) a 10% or greater interest in the Fund, or those parties' affiliates. As a general rule, this will include the plan sponsor and affiliates of the plan sponsor.

The following restrictions apply to dealings with such parties ("10%
Investors"):

-----------------------------------------------------------------------------------------
          INVESTMENT CATEGORY                               RESTRICTION
-----------------------------------------------------------------------------------------
10% INVESTOR AS ISSUER OF:

Equity securities                                Permitted

Debt securities                                  Not permitted, absent another available
                                                 exemption

Securities that are part of reference            Permitted
portfolio for a synthetic instrument
-----------------------------------------------------------------------------------------
10% INVESTOR IS A BROKER/DEALER, BANK OR
OTHER FINANCIAL INSTITUTION

Direct or indirect dealings with the 10%         Not permitted, absent another available
Investor as a purchaser, seller, borrower,       exemption
lender or other counterparty

Transactions in which the 10% Investor           Not permitted, absent another available
would receive a financial benefit, direct or     exemption
indirect, from the transaction, such as a
commission (even if paid by a third party)
or a recurring fee (such as an investment
management or transfer agency fee based
on the assets invested as part of the
transaction)
-----------------------------------------------------------------------------------------


================================================================================
C.S. McKee, L.P.                                                         Page 55

                                C.S. MCKEE, L.P.
                                 CODE OF ETHICS
                  EXHIBIT A -- INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received a copy of the Compliance Manual and the Code of Ethics (the "Code") for C.S. McKee, L.P. (the "Firm"); (ii) I have read and understand the Code; (iii) I recognize that I am subject to the Code as an "Access Person" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following accounts.

PLEASE ATTACH A STATEMENT, NOT OLDER THAN 45 DAYS, FOR EACH ACCOUNT BEING REPORTED. ALL REPORTS MUST HAVE TICKER AND/OR CUSIP.

--------------------------------------------------------------------------------
BROKER, DEALER OR                                                   DATE ACCOUNT
BANK THROUGH WHOM        BENEFICIAL OWNER      ACCOUNT NUMBER          OPENED
    EFFECTED               OF ACCOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE CONTACT YOUR BROKER/RIA AND HAVE THEM SEND DUPLICATE CONFIRMS AND STATEMENTS TO C.S.
MCKEE, L.P. ATTENTION: COMPLIANCE OFFICER ON AN ONGOING BASIS.

Signature:                              Signature:
           ---------------------------             -----------------------------
            Access Person                          Compliance Officer

Print Name:
           ---------------------------
Date:
           ---------------------------




================================================================================
C.S. McKee, L.P.                                                         Page 56

                                C.S. MCKEE, L.P.
                                 CODE OF ETHICS

                  EXHIBIT B1 -- ANNUAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that I have read and understand the Compliance Manual and the Code of Ethics for C.S. McKee, L.P. (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.

2. I hereby certify that, during the year ended December 31, 2013, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where (1) the disclosure occurred subsequent to the execution or withdrawal of an order, or (2) where the Management Company is a client of C.S. McKee, L.P.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. Have you ever been convicted of any felony or misdemeanor in any federal, state, military or foreign court. "Convicted" includes verdict by a jury, verdict by a court, plea of guilty, or plea of "no contest." It is not necessary to include any misdemeanor traffic offenses. No_____
     Yes_____ (If yes, please explain).

     ___________________________________________________________________________

6. As of the date below I had a direct or indirect beneficial ownership in the following accounts.

 PLEASE ATTACH A YEAR-END STATEMENT FOR EACH ACCOUNT LISTED BELOW.

--------------------------------------------------------------------------------
BROKER, DEALER OR                                                 DATE ACCOUNT
BANK THROUGH WHOM         BENEFICIAL OWNER     ACCOUNT NUMBER       OPENED
    EFFECTED                OF ACCOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Signature:                              Signature:
          -------------------------                --------------------------
           Access Person                           Compliance Officer

Print Name:
           ------------------------

Date:
           ------------------------

PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ] (No later than 30 days after year-end)


================================================================================
C.S. McKee, L.P.                                                         Page 57

                                C.S. MCKEE, L.P.
                                 CODE OF ETHICS
          EXHIBIT B2 -- ADDENDUM TO THE ANNUAL REPORT OF ACCESS PERSON


--------------------------------------------------------------------------------
BROKER, DEALER OR
BANK THROUGH WHOM      BENEFICIAL OWNER      ACCOUNT NUMBER          DATE
    EFFECTED             OF ACCOUNT                             ACCOUNT OPENED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



================================================================================
C.S. McKee, L.P.                                                         Page 58

                                C.S. MCKEE, L.P.
                                 CODE OF ETHICS
                EXHIBIT C1 -- QUARTERLY REPORT OF ACCESS PERSON

1. I hereby acknowledge that I have read and understand the Compliance Manual and the Code of Ethics for C.S. McKee, L. P. (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.

2. I hereby certify that, during the quarter ended ________, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where (1) the disclosure occurred subsequent to the execution or withdrawal of an order, or (2) where the Management Company is a client of C.S. McKee, L.P.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. I certify that I have complied with the Gifts and Entertainment Policy. List G&E received below.

             DATE RECEIVED          VENDOR         ESTIMATED VALUE

6. As of the date below I had a direct or indirect beneficial ownership in the following accounts.

PLEASE ATTACH A QUARTER-END STATEMENT/S AND PRE-TRADE CLEARANCE FORMS FOR EACH ACCOUNT LISTED BELOW.


--------------------------------------------------------------------------------
BROKER, DEALER OR
BANK THROUGH WHOM     BENEFICIAL OWNER    ACCOUNT NUMBER DATE
     EFFECTED            OF ACCOUNT                             ACCOUNT OPENED
--------------------------------------------------------------------------------

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Signature:                             Signature:
          -------------------------              -----------------------------
           Access Person                           Compliance Officer

Print Name:
           ------------------------
Date:
           ------------------------

PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ] (No later than 30 days after quarter-end)


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C.S. McKee, L.P.                                                         Page 59

                                C.S. MCKEE, L.P.
                                 CODE OF ETHICS
        EXHIBIT C2 -- ADDENDUM TO THE QUARTERLY REPORT OF ACCESS PERSON


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BROKER, DEALER OR
BANK THROUGH WHOM      BENEFICIAL OWNER    ACCOUNT NUMBER          DATE
    EFFECTED              OF ACCOUNT                          ACCOUNT OPENED
--------------------------------------------------------------------------------

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C.S. McKee, L.P.                                                         Page 60

                                C.S. MCKEE, L.P.
                                 CODE OF ETHICS
          EXHIBIT D -- PERSONAL SECURITIES TRANSACTIONS CLEARANCE FORM

I hereby request pre-clearance of the securities listed below:

----------------------------------------------------------------------------------------------------------
    SECURITY             TICKER      NUMBER          PRICE PER    PRINCIPAL    NATURE       BROKER/DEALER
                                                       SHARE                     OF           OR BANK
 (include interest         OR          OF                          AMOUNT     TRANSACT-       THROUGH
rate and maturity                                  (or proposed                 ION             WHOM
date, if applicable)     CUSIP       SHARES            price)                (Purchase,       EFFECTED
                                                                            Sale, Other)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

EXCEPTIONS: YOU DO NOT NEED TO REPORT TRANSACTIONS THAT ONLY INCLUDE DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL/COLLECTIVE FUNDS UNLESS SUB-ADVISED BY MCKEE). IN THE EVENT THAT COMPLIANCE OFFICIALS AND/OR EXECUTIVE OFFICERS ARE NOT AVAILABLE TO PRE-CLEAR (TRAVELING, BUSY, ETC.), EMPLOYEES WILL BE ALLOWED TO PLACE A TRADE IF THEY ARE CERTAIN THAT IT HAS NOT VIOLATED THE SPIRIT OF OUR CODE OF ETHICS. IN ANY CASE, THE COMPLIANCE OFFICER MUST SIGN AND DATE THE CLEARANCE FORM IN A REASONABLE TIME-FRAME AFTER THE TRADE IS PLACED AND WILL BE RESPONSIBLE FOR MAKING SURE THAT THE TRADE DID NOT VIOLATE THE RULES AND SPIRIT OF THIS CODE. THIS EXCEPTION DOES NOT APPLY TO IPO'S AND/OR PRIVATE PLACEMENTS WHICH MUST BE PRE-CLEARED.

1. Is any proposed transaction described above (i.e. a round trip buy/sell or sell/buy) within sixty (60) days of a prior transaction in the same or
     equivalent security?      Yes: [ ]     No: [ ]

     If yes, please attach previous personal securities transaction clearance forms and support.

2. Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement?

         Yes: [ ]    No: [ ]      (Note: CCO must complete memo)

Signature:                              Signature:
          -------------------------                ---------------------
          Access Person                            Compliance Officer

Print Name:
           ------------------------
Date:
           ------------------------


================================================================================
C.S. McKee, L.P.                                                         Page 61

WSP 3 MONITORING CLIENT INVESTMENT GUIDELINES

WSP 3.1 THE REVIEW PROCESS.

WSP 3.1.1 EQUITY RESTRICTIONS

In order to effectively track investment restrictions according to our client's investment policies, C.S. McKee uses Charles River Order Management/Compliance/Trading modules combined with an outside data source, Institutional Shareholder Services (ISS), to screen account activity. The SVP of Equities or CIO can override ISS recommendations if we feel that it is categorized improperly.

ISS Corporation provides a customized screen on a monthly basis to C.S. McKee that automatically updates our database and alerts us to companies that violate various environmental, social or governance issues. Common client restrictions include avoidance of alcohol, tobacco, firearms, weapons, environmental Issues, and human rights violations.

Most investment restrictions can be coded in our compliance module and can be established across the board on an industry or security level, or on an individual client basis to include multiple restrictions. Restrictions that are generic in nature (i.e. check with consultant before allocating cash flows) are coded as a warning to remind portfolio managers on a pre-trade basis that additional steps may be necessary.

Trades in client portfolios are generated in the Charles River Order Management system and submitted to the Charles River Trading module. At the time the trade is created, the system automatically runs a compliance screen and excludes prohibited securities from being traded on an account by account basis.

WSP 3.1.2 FIXED INCOME RESTRICTIONS

Fixed income uses Charles River to monitor compliance. In addition to managing the client's product to a target weight (at the security type level), duration, etc. they review alerts and warnings on pre-trade basis and again each morning once data is updated via overnight feeds.


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C.S. McKee, L.P.                                                         Page 62

WSP 3.2 THE REVIEW SCHEDULE

WSP 3.2.1 INVESTMENT POLICIES

     o Investment policies are reviewed at the (1) inception of the account, or (2) the policy is changed by the client. Portfolio managers read the investment policies but the back office codes the rules in the Charles River system.

WSP 3.2.2 ALLOCATIONS

     o Equity managers review the Allocation spreadsheet on as needed basis to ensure that balanced clients are within the tolerances set for each product segment (i.e. equity 60%+-10%, fixed 40%+-10%) .

     o    The Client Liaison reviews client allocations on a quarterly basis.

WSP 3.2.3 RESTRICTIONS

     o Restrictions are coded into our compliance module to assist with real-time pre-trade screening for all of our portfolios. Compliance is also run over night so portfolio managers can review any alerts/warnings that may be generated due to changes in data (i.e. rating downgrade, etc. ).

     o Additional restrictions/notes can be entered into our warehouse and reported on the Allocation report that is reviewed by our Equity Portfolio Managers.

     o    The Client Liaison reviews client portfolio's on a quarterly basis.

WSP 3.2.4 PERFORMANCE

     o    The Client Liaison reviews client performance on a quarterly basis.

     o The Executive Committee and CCO receive a performance outlier report on a monthly basis.

WSP 3.3 NEW CLIENT PROCEDURES

McKee's New Asset Manager has overall responsibility in tracking the process from beginning to end.

At a minimum, McKee requests the following documents which are reviewed, and/or approved by our portfolio managers before we can invest a client's funds.


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C.S. McKee, L.P.                                                         Page 63

     o    Management Agreement

     o    Investment Policy

     o    W9

     o    Client Liaison Internal Memo

The Operations staff must complete the following before trading in a New
Account.

     o    Receive settlement instructions from custodian.

     o    Receive and reconcile a certified asset list from custodian.

     o    Review the internal memo from the Clients Liaison.

The overall procedures are extremely detailed and each member of our staff is responsible for setting up our clients in the appropriate databases (Alert, Client Management Database, Order Management System, Performance System, etc.)

The final step involves a post-settlement reconciliation and final sign off by Operations.

WSP 3.4 CHANGES TO EXISTING CLIENT'S GUIDELINES

As a matter of communication, Client Liaisons are responsible for communicating any changes to a Client's investment policy and/or guidelines via an internal client memo.

WSP 3.5 CASH FLOWS

McKee utilizes a third party to collect holdings and transactions from among the 80 custodians that hold our clients accounts. In addition to assisting with the reconciliation process, it is also used as a tool to notify us of cash flows. If the client has not already communicated a significant cash flow, we will ask the consultant and/or client if the flow is correct before investing or in the case of a withdrawal, raising cash.

WSP 3.5 CUSTODY

In March of 2013, the SEC issued an Investor Bulletin to assist Investment managers with their determination of whether or not they had custody (directly or indirectly) of client's assets. Based upon our interpretation of this bulletin, McKee is deemed to have indirect custody of client's assets for those that allow us to directly debit fees from their account. Clients that allow McKee to deduct fees directly


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C.S. McKee, L.P.                                                         Page 64
must first approve this with their custodian. Custodians typically monitor these fees for reasonableness to ensure that McKee does not deduct fees in excess of what is owed. McKee sends invoices to all clients regardless of whether or not we can deduct fees directly. McKee also ensures that clients that allow the deduction of fees receive statements directly from their custodian. For instance, McKee can review the profile of every Schwab client to ensure that someone (consultant/client) is either receiving a physical or electronic statement on at least a quarterly basis.

McKee communicates to clients on the footer of every email that that they should be receiving statements directly from their custodian at least quarterly and to contact us if that is not the case.

On an annual basis, McKee emails our ADV Part II and Privacy notices. Starting in 2013, McKee will take the extra step to include the following language in the body of the email. "All C.S. McKee clients should receive statements directly from their custodian on at least a quarterly basis. These custodian supplied statements should be compared against those received directly from C.S. McKee. If you are not receiving a statement directly from your custodian, please contact our Chief Compliance Officer at USKREPPEN@CSMCKEE.COM or 412-566-1234."






















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C.S. McKee, L.P.                                                         Page 65

WSP 4 TRADING POLICIES

WSP 4.1 BEST EXECUTION

Brokers are chosen for trades based upon the following considerations but not limited to:

     (a) Knowledge of the local market and/or the specific security being traded

     (b)  Liquidity of the security

     (c) Ability to achieve best execution including, but not limited to, best price, low commission and market impact costs

     (d)  Ability to accurately follow instructions

Generally, our portfolio managers/traders have discretion, without approval, to select any broker based upon the above criteria.

Current Equity broker list is maintained by our Head Trader.

(See WSP 4.5 Trading Review Policy).

WSP 4.2 ALLOCATION POLICIES

WSP 4.2.1 EQUITY

C.S. McKee groups client accounts in several ways during the process of buying or selling equity securities, namely discretionary brokerage, directed brokerage, model and wrap. These groups may have different execution prices as trade order is determined by an asset weighted random order selection that is emailed to individuals each morning.

Trades are blocked for discretionary accounts. Following execution, shares are allocated based upon a percentage of the original share order or allocated randomly to individual accounts.

The order placement for directed accounts are rotated by a random number generator in the Charles River Trading system.

Individual model and wrap programs are rotated randomly.






================================================================================
C.S. McKee, L.P.                                                         Page 66

McKee has procedures in place to review the performance of all accounts to make sure they do not deviate significantly from our composite.

WSP 4.2.2 FIXED INCOME

Because nearly all of our clients are discretionary, most accounts will receive a pro-rata allocation of the trade. Careful attention is given to the sector and duration bands when using substitute securities due to client restrictions.

We monitor more than 30 inventory lists in making purchase decisions. If selling into the market, we typically solicit bids from 3-5 different brokers, and then select the best price. We may also employ electronic exchanges such as Market Axcess (corporates) and Trade Web (agencies, treasuries) to search for the best bid.

WSP 4.2.3 CROSS TRADES

Generally, we only initiate cross trades between our fixed income portfolios. The primary reason for a Cross Trade is to get the best price for both the liquidating party and the receiving party. For small positions, this is a cost effective way to manage cash flows for our fixed income clients.

Any cross transactions will be conducted through an independent broker at the prevailing market price and be in the interest of both clients, as consistent with rule 17a-7 under the Investment Company Act of 1940. (See WSP 4.5 Trading Review)

No cross transactions will be affected between an advisory client and the McKee International Equity Portfolio.

No cross transactions will be affected between an advisory client and the UBOC Collective Trust accounts.

WSP 4.3 AUTHORIZED BROKERS LIST

Generally, our portfolio managers have discretion over which brokers to use subject to our Best Execution Policy (WSP 4.1) Head Equity Trader has a list of all current brokers.



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C.S. McKee, L.P.                                                         Page 67

WSP 4.4 SOFT DOLLAR POLICY

As a matter of policy, soft dollar arrangements are employed whereby investment research and investment related products are received in exchange for brokerage commissions. In such cases, a good faith determination is made of the value of research products and services in relation to commissions paid.

Research services are generally purchased with soft dollars only in accordance with the safe harbor provisions of Section 28(e) of the Securities Exchange Act of 1943.

In the event that "mixed use" products are obtained with soft dollars, a reasonable allocation of cost will be made between that portion which is eligible as research and that which is non-eligible with only the eligible portion paid for with soft dollars. For any mixed use products or services, appropriate records shall be maintained to support the good faith and reasonableness of cost allocations.

EQUITY: Approximately 70% of our equity clients are discretionary and all discretionary trades are executed at 2 cents/share or less with approved soft dollar brokers.

FIXED: Currently, the fixed income department does not utilize soft dollar brokers, but are authorized to do so. Approximately 99% of our fixed clients are discretionary.

Clients may pay higher commissions in return for Research received by McKee. Research services received are used to service ALL Clients.

WSP 4.5 TRADING REVIEW

WSP 4.5.1 TRANSACTION REVIEW

The Chief Compliance Officer reviews the Daily Trade Summary report, which includes all across the board trades and cross trades.

WSP 4.5.2 RE-ALLOCATION REVIEW

Traders need to send an email to the Chief Compliance Officer if a reallocation is necessary post-execution.


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C.S. McKee, L.P.                                                         Page 68

WSP 4.5.2 BEST EXECUTION REVIEW

The Head Trader, CCO, trade settlement accountant and CIO or SVP of Equities will review the activity of brokers on a quarterly basis.

WSP 4.5.3 ANTI-MONEY LAUNDERING AND REPORTING RESPONSIBILITIES

To the extent that McKee accepts funds directly from clients, we represent that we are aware of and in compliance with United States and applicable international laws and regulations relating to currency reporting and money laundering, including but not limited to the United States Bank Secrecy Act and implementing regulations; and we represent that we will not accept currency or bearer instruments from our clients. We also represent that it will have appropriate policies, procedures and internal controls to be fully compliant with any additional laws, rules or regulations, to which it may become subject. We further represent that to the best of its knowledge (i) any entity or individual with which we transacts business is not currently identified on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC"), on OFAC's prohibited country list, and/or on any other similar list maintained by OFAC pursuant to any authorizing statue, executive order or regulation; and
(ii) any entity or individual with which it transacts business is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States; (iii) none of the assets that we manage have been derived from any known unlawful activity; and (iv) we have implemented procedures where needed, to ensure its representations and warranties herein remain true and correct at all times.

McKee will, on a best effort basis, makes sure that all client custodians have an AML program in place.

WSP 4.6 TRADING ERRORS

Trade errors are to be reported immediately to the Chief Compliance Officer. As a matter of communication, the CCO will also notify the CEO and/or CIO. The Chief Compliance Officer will record these errors in the Compliance Journal and report these to the Executive Committee on a quarterly basis.

Errors are reviewed on a case by case by basis, and C.S. McKee will assume the cost of correcting the error if appropriate.


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C.S. McKee, L.P.                                                         Page 69

Soft dollars will NOT be used in the event that McKee is required to assume the cost of correcting an error.

WSP 4.7 IPO POLICY

Directed accounts will not participate in IPO's unless the directed broker is the lead manager for the offering. The directed order will be placed as a separate trade.

IPO's are allocated according to the following method:

Shares will be distributed by investment style (i.e. core, value, small cap and/or international. Shares are distributed proportionately based upon the number of shares received versus the original share order. Shares will not be allocated to accounts in less than 1000 share increments. If only enough shares are received to fill one account, the shares will be allocated to a randomly chosen account.

WSP 4.8 PROCEDURES FOR GOVERNING THE MCKEE INTERNATIONAL FUND.

WSP 4.8.1 CHECKS AND BALANCES

Advisory personnel are under the direct supervision of the Chief Investment Officer (See WSP 1.8 Org Chart).

The Compliance Staff reviews the prospectus and the Statement of Additional Information of the McKee International Equity Portfolio on an annual basis and makes any necessary revisions.

The portfolio manager is responsible for ensuring that the Fund is managed in compliance with the guidelines outlined in the fund prospectus and the statement of additional information (SAI), as well as all applicable SEC and IRS regulations, at all times. In particular, the portfolio manager will verify the following:

     1. That 80% of Fund assets are invested in equity securities of companies located in at least three countries other than the United States.

          NOTE: The Fund is generally expected to hold more than 50 stocks selected from at least 15 countries. If it is expected that these parameters will not be met for an extended period, the portfolio manager will report this to the firm's compliance officer.


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C.S. McKee, L.P.                                                         Page 70

          NOTE: During unusual market circumstances or when unusually large cash inflows or redemptions are received, the Fund may temporarily deviate from its principal investment strategy and invest up to 100% of assets in short-term, high quality debt instruments. Should such temporary deviation be necessary, the portfolio manager will report this to the firm's compliance officer.

     2. That not more than 5% of Fund assets are invested in any one security.

     3. That not more than 10% of Fund assets are invested in the securities of other investment companies, that not more than 5% of Fund assets are invested in the securities of any one investment company, and that the Fund not acquire more than 3% of the outstanding securities of any one investment company.

     4. That put and call options written by the Fund are fully covered by underlying securities, cash or liquid securities, or offsetting options as detailed in the SAI.

     5. That the total market value of securities sold short by the Fund does not exceed 25% of net assets, that the market value of securities of any single issuer sold short does not exceed 2% of net asset value, and that any security sold short would constitute more than 2% of any class of the issuer's securities.

     6. That the Fund has segregated cash or liquid securities equal in value to commitments for when- issued, delayed delivery, or forward delivery transactions.

     7. That the total value of illiquid securities held by the Fund not exceed 15% of net assets.

     8. That the Fund not acquire more than 5% of the outstanding equity or 10% of the outstanding debt issued by a company in a securities related business.

     9. That the Fund does not engage in any transactions designed to manipulate the price of a security or create a misleading impression of Fund holdings or performance.

     10. That the Fund does not engage in any other transaction prohibited by the prospectus, the SEC or any applicable law.

     11. That the Fund will select brokers and monitor trade executions in accordance with the Adviser's trading procedures and address any discrepancies in order to assure Best Execution


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C.S. McKee, L.P.                                                         Page 71

     12. That the Fund will vote all proxies for securities held in the Fund in accordance with the Adviser's proxy voting procedures.

     13. That the Fund will avoid disclosing securities held by the Fund to any party except as required by applicable law or unless the holdings have been made public per the Fund's disclosure rules.

     14. That the Fund will monitor the credit worthiness of counterparties to repurchase and swap transactions in order to avoid transactions with those having below investment grade rating.

WSP 4.8.2 SECURITY LENDING

The Fund uses a third-party for security lending. Income is shared between the Security Lending Agent and the Fund. McKee does not receive any proceeds from this agreement.

WSP 4.9 VALUATIONS AND MISCELLANEOUS

WSP 4.9.1 MCKEE INTERNATIONAL FUND

McKee's Fund Accountant, SEI, reviews our portfolio for illiquid securities/stale prices and sends notification to our Operations manager on an as need basis.

The Fair Value Committee is convened when issues arise that may affect the striking of the NAV. Recommendations and votes cast at these meetings are tracked and kept at SEI.

SEI utilizes a third-party service to fair-value the International Securities when certain after-market benchmarks are triggered.

WSP 4.9.2 PRICING ILLIQUID SECURITIES

McKee utilizes a third-party service to price our client portfolios.

On occasion, our service provider may be unable to price a security. This event is usually restricted to our fixed income securities. To accurately present our clients with an up-to-date market value for their portfolio, we are forced to go to unaffiliated Third Party Brokers directly to obtain an appropriate pricing level. The Fixed Income Managers provide Operations with the prices and support obtained from Third Party brokers. Operations will retain these documents in their files. Compliance staff reviews these files on a monthly basis.


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C.S. McKee, L.P.                                                         Page 72

WSP 4.9.3 RECONCILIATIONS

     o McKee reconciles Shares and Transactions for all of their institutional clients on a monthly basis.

     o McKee also receives daily holding and transaction feeds from a third party vendor to (1) facilitate timely notification of cash flows, and
          (2) as a secondary check against our shadow accounting system in order to make timely adjustments if necessary.

     o Clients sign a form authorizing their custodian to provide our third party vender with daily files to assist with our reconciliation process. These authorizations are kept on file in the Operations department.

     o In the event that a particular custodian/client is unable to send a file to our third party vendor, McKee will be forced to rely on Month-End statements for the reconciliation process.

WSP 4.9.4 TAX LOSS OR GAIN HARVESTING

CS McKee performs either tax loss or tax gain harvesting as requested by our clients. Execution of any requests made after December 1(st) of the calendar year is understood to be done on a best efforts basis. We encourage clients to communicate their tax trading needs as early as possible in order to allow CS McKee's portfolio managers flexibility in executing the request.

Whereas realizing tax gains does not require a wash sale period, realizing tax losses requires 31 days to pass before the original security may be repurchased so a new cost basis may be established. CS McKee retains the discretion to determine which strategy to pursue in order to realize tax losses. In terms of the use of sale proceeds, we may purchase a replacement security, purchase an ETF (exchange traded fund), or leave the proceeds in cash.

When provided with sufficient notification, our preferred method for realizing losses is the "double down" method. The client portfolio is first analyzed to determine which securities have unrealized losses. We then look to pair these securities within the same sectors. One security is sold off, thereby realizing the loss on that security immediately. The proceeds are then invested in the other security within the same sector for a period of 31 days. After that time, half of the second position is sold, thereby realizing the loss on the first lot of that security. The original security that was sold off in its entirety is then repurchased with the resulting proceeds of the sale. We prefer this strategy as it leaves the client's portfolio invested in the securities in which our portfolio managers have the highest conviction.


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C.S. McKee, L.P.                                                         Page 73

When provided with less than a month's notice before the end of a calendar year, we are more likely to use the proceeds of tax loss sales to purchase an ETF as a proxy for the sold securities. We reserve the right to leave the proceeds of the sales in cash if the market value of the proceeds is a low percentage of the account's market value.

WSP 4.9.5 BILLING PROCEDURES

     o    Accounting is responsible for generating invoices to our clients.

     o Most invoices are calculated using a system that was developed and maintained in-house.

     o    Fee calculation reports are available on request.

     o In general, most institutional clients are billed quarterly in arrears.

     o A minority of our relationships may choose to pay us monthly, or even calculate their own fees for submission to McKee.

     o New and Terminating Clients will have invoices prorated to the nearest day.

     o Refunds may be necessary if a client has elected to pay in advance and a termination falls in the middle of a billing cycle.


















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C.S. McKee, L.P.                                                         Page 74

WSP 5 PROXY POLICY

McKee will accept the authority to vote proxies on behalf of the client.

WSP 5.1 OBJECTIVE

The objective of our proxy voting process is to maximize the long-term investment performance of our clients.

WSP 5.2 POLICY

Vote all proxy proposals in accordance with management recommendations except in instances where the effect of particular resolutions could adversely affect shareholder value. In such cases, it is McKee's policy to vote against these proposals. Examples of proposals that could negatively impact shareholder interest include, but are not limited, to the following:

o Anti-takeover amendments such as fair price provisions and staggered board provisions;

o Poison pill provisions designed to discourage another entity from seeking control;

o    Greenmail attempts;

o    Golden parachutes and related management entrenchment measures; and

o    Oversized stock option grants and strike price revisions.

WSP 5.3 PROCEDURES

Our procedure for processing proxy statements is as follows:

o Upon receipt, all proxy material will be forwarded to the Senior Vice President of Equities for his/her review. Specifically, proxies will be reviewed for material conflicts of interest and in such cases will be addressed by the Compliance Department to ensure that resolutions are voted in the best interest of shareholders.

o The Administrative Assistant will vote the resolutions according to the instructions of the Senior Vice President of Equities. The vote will be reviewed and signed by the Chief Investment Officer or Senior Vice President of Equities.

o If any proposals are considered to have a potentially negative impact on investment performance, the Chief Investment Officer or Senior Vice President of Equities will review the particular resolutions thoroughly with the equity portfolio manager responsible for the investment.

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C.S. McKee, L.P.                                                         Page 75

o After this review, if the Chief Investment Officer or Senior Vice President of Equities determines that specific proposals could have a negative impact on investment performance, they will vote against those proposals.

o The Chief Investment Officer will review any exceptional provisions which are of significant investment interest with the Chief Executive Officer before voting on those issues.

o Copies of all proxy material, along with our voting record, will be maintained by the Investment Administrative Assistant and can be obtained by emailing info@csmckee. com.

o The Chief Investment Officer will review our proxy voting record with the Chief Executive Officer annually, or more often if necessary.

WSP 5.4 AUTHORIZATION TO VOTE PROXIES

o The default will be for McKee to vote all proxies for securities that it currently owns that are received via mail or electronic proxy service. It is the client's responsibility to make sure that proxies are forwarded to our attention.

o Clients must notify McKee in writing if they do not want McKee to vote proxies. These notifications will be kept on file. If McKee is not authorized to vote proxies, the client will receive their proxy statements directly from their custodian.

o Clients may direct McKee to vote any particular solicitation by contacting their relationship manager.













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C.S. McKee, L.P.                                                         Page 76

WSP 6 PRIVACY POLICY

We recognize that the relationship we have with our various clients is our most important asset. That relationship is founded upon the client's trust and confidence in C. S. McKee. An essential component of that relationship is the commitment that we make to protect information relating to each account. Since we believe that it is the desire of our clients to protect their privacy, we will not disclose personal information to any party unless it is required by law, the client has provided us with specific written direction, or such disclosure is integral to the provision of our investment advisory services to that account. Under no conditions will C. S. McKee sell client information to anyone.

WHAT INFORMATION IS COLLECTED, MAINTAINED AND COMMUNICATED?

In the course of establishing and maintaining account relationships, it is common to collect certain information that relates to various aspects of our business. While this information is available to internal C. S. McKee marketers, it is not distributed to any outside marketing group. Examples of the kind of information collected and maintained include:

     1. Account information, including contact names, addresses and phone numbers are compiled when the account is opened.

     2. Trade tickets and account statements generated as output from our processes.

     3. Reports from third parties such as custodians or brokerage houses received and maintained as record for the accounts.

C.S.MCKEE INFORMATION PROTECTION

To fulfill our privacy commitment to clients, certain steps have been taken to ensure that such information is protected.

     PHYSICAL SAFEGUARDS:

     o Our primary office and off-site storage area is guarded 24/7 by security personnel

     o    Our office is locked to the general public during off-hours.

     o General file cabinets can also be secured if they contain sensitive information.

     o    Backup tapes are kept in local Bank Vault.


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C.S. McKee, L.P.                                                         Page 77

     ELECTRONIC SAFEGUARDS:

     o    Our network is guarded by a firewall to prevent hacking.

     o All PC's/laptops are password protected. Inactivity will cause the user to be logged off.

     POLICIES AND PROCEDURES:

     o Access to client information is restricted to employees requiring the information to satisfactorily perform their jobs.

     o    Employees may not use private email to conduct business.

     o Confidentiality clauses are resident in the contracts governing our business relationship with outside service providers requiring client information.

     o C. S. McKee will not disclose personal information relating to a current or former client account or account representative unless one or all of the following conditions are met:

          a)   Written consent has been received from the client.

          b)   C. S. McKee is permitted by law to provide such information.

          c) We believe that the recipient of any information has been identified in writing by you as your authorized representative.

          d) The recipient provides services to the account essential to provide investment management for the account.

The C. S. McKee Executive Committee has adopted this policy of client information protection as a firm-wide practice.







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C.S. McKee, L.P.                                                         Page 78

WSP 7 BOOKS AND RECORDS RETENTION.

C.S. McKee retains all books and records as required by the Investment Adviser Act of 1940. In addition to the documentation updated directly in our WSP, the following records, not necessarily all-inclusive, would be accessible to regulatory agencies during a standard audit.

     1.   Investment Recommendations

     2.   Client/Sub-Advisory/Fund/Wrap Contracts and Investment Policies

     3.   Quarterly Broker Execution Review

     4.   Custodian Reconciliations

     5.   Transactions and Holdings

     6.   Trade Tickets

     7.   Daily Summary Trade Reports

     8.   Vendor Agreements

     9.   Regulatory filings

     10.  Compliance Checklists

     11.  Gift and Entertainment declarations

     12.  Org Chart

     13.  Insurance Provisions

     14.  Records of request of proxy voting

     15.  Client Complaint File

     16.  Advertisements/Brochures File

     17.  Annual Review of WSP Reports

     18.  GIPS Verification by Independent Auditor

     19.  Compliance Audit by Independent Auditor

     20.  Emails

     21.  Client Files

     22.  Class Action Filings

     23.  Corporate Action Instructions

     24.  Executive Committee Agenda

     25.  Compliance Officer Quarterly Reports to Executive Committee

     26.  Results of CCO Testing (BCP, Email, Forensic)


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C.S. McKee, L.P.                                                         Page 79

WSP 8 EMPLOYEE TRAINING

WSP 8.1 ALL EMPLOYEES

The Chief Compliance Officer will disseminate Compliance related information to employees during our quarterly meetings on an as needed basis.

Compliance manuals will be distributed annually to all employees either through the email system or by the delivery of a hard copy.

WSP 8.2 LICENSED BROKER REPRESENTATIVES

Licensed Broker Representatives must undergo CPE credits to remain licensed and attend at least one compliance meeting annually.

WSP 8.3 CHIEF COMPLIANCE OFFICER TRAINING

The Chief Compliance Officer will review publications and newsletter pertaining to changes in regulations.

The current CCO (Ulf Skreppen) is a member of the National Society of Compliance Professionals and receives periodic updates from their website and through email notifications.

In addition, the CCO will occasionally attend seminars hosted by the NSCP or other similar entities. The CCO attended the NSCP National meeting in October of 2007.

The current CCO (Ulf Skreppen) is also a member of a local compliance roundtable that meets monthly to discuss current regulatory issues. On an annual basis, our CCO was also Co-chair of the Greater Pittsburgh Compliance Roundtable financial symposiums from 2009 through 2012.

The CCO receives updates from its independent compliance auditor (Focus One) during the course of the year.






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C.S. McKee, L.P.                                                         Page 80

WSP 9 BUSINESS COMMUNICATIONS

WSP 9.1 EMAIL

All business related activity should be completed using the Companies Email Domain (@csmckee.com).

Business is not to be conducted on personal emails (i.e. yahoo, hotmail)

WSP 9.2 INSTANT MESSAGING

No instant messaging programs are allowed at C.S. McKee.

WSP 9.3 TEXTING

No texting of business related activities on cell phones or other portable devices allowed.

WSP 9.4 SOCIAL NETWORKING

Employees must realize that any communication on an employee's publically available social networking web site about C.S. McKee could be considered an advertisement. Because the Adviser Act's prohibitions on advertising apply to electronic communications, C.S. McKee is ultimately responsible for communications about their advisory firm posted by their employees. As a matter of policy, C.S. McKee will NOT allow employees to discuss the firm on any social media sites without prior approval from the Chief Compliance Officer. Examples include, but are not limited to Facebook, MySpace, Twitter, etc. Employees are also prohibited from blogging about C.S. McKee.

Employees may use Linked-in provided that they link to the Chief Compliance Officer. The Chief Compliance Officer or delegate will be responsible for reviewing the content posted on employee profiles on a periodic basis. Employees must refrain from using Linked-in email but can post their C.S. McKee email under their contact information. Employees must hide endorsements or recommendations due to rules that prohibit testimonials.

If an employee becomes aware of any violations to this policy they must be reported immediately to the CCO. If there are any questions as to the appropriateness of a social media, please direct all questions to the CCO.



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C.S. McKee, L.P.                                                         Page 81

WSP 10 BUSINESS CONTINUITY PLAN (BCP)

Clients are directed to call our main number at 412-566-1234 or log onto our website at www.csmckee.com for important information during a declared disaster. Our clients can also rely on C.S. McKee to continue un-interrupted services if such an event would occur. Our business continuity plan has addressed a full spectrum of scenarios to ensure that portfolio's can be managed continuously.

In the event that we do not have access to our offices, key personnel will have access to our datacenter from their home or one of our disaster recovery sites.

Furthermore, in the event that our datacenter is inaccessible, we can (1) retrieve our information from back-up tapes located in off-site safety deposit boxes, (2) download critical files from our secure third party FTP website or dropbox, (3) access custodian websites, or (4) pull hard copy files from National Underground storage.

WSP 10.1 OUR BCP PLAN IN ACTION

2005: A city water main broke outside of our building dumping 30 million gallons of water into the streets and the surrounding gateway center buildings that we occupy. On Friday our CEO instructed us to set up our disaster recovery office. By Monday morning, we had eight members of our staff working from a remote site with full access to our portfolio management systems. The remaining key members from our staff were able to work directly from their own homes. What we learned from our experience is that we can (1) purchase all the equipment we need within hours of a declared disaster, (2) we can set up the necessary programs and connectivity within 24 hours, and (3) we can work from multiple locations as long as we have access to the Internet.

2013: A critical server that housed our portfolio accounting system (SS&C Pacer) crashed, leaving us unable to access the database. To make matters worse, corrupt back-up files forced us to go back longer than we would have liked for a restore.

Over the past two years, McKee had focused its Annual BCP testing on ways to restore Charles River from tape and/or drop box. One of the primary reasons to test these restores was that we readily anticipated that there may be a need to use one or the other systems as a standalone product in the case of an emergency. During our planning sessions, we recognized that Charles River, our order management system, was able to temporarily maintain position information for our portfolios, enabling us to rely solely on that system for portfolio management. When the Accounting system went down, trading


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C.S. McKee, L.P.                                                         Page 82
continued uninterrupted, and trade ticket reports were built and deployed using the Charles River database within a few hours. Replacement hardware was ordered and received within two days, and the backup from a year ago was restored. To backfill the data, we were able to pull data from alternate sources (files: pricing/corporate actions, warehouse: transactions). Positions, transactions, and other data were then reconciled and the accounting system was successfully recovered and live within 5 business days.

From this experience we learned (1) the importance of not only checking our backups daily, but also checking the contents of those backups, (2) we can continue operations working entirely off of the Charles River system, and (3) realized that the accounting system should have mirrored hard drives for all drives and just not for the operating system.

WSP 10.2 WHAT TYPE OF DISASTERS HAVE WE REVIEWED.

Although we can not necessarily list every single scenario, the following matrix shows how we may handle various declared disasters.

-------------------------------------------------------------------------------------------------
     DISASTER                                       POSSIBLE FIX
-------------------------------------------------------------------------------------------------
Complete and Permanent            Relocate to any Hotel/Temporary Office Space that has
Loss of Office                    Access to the Internet. Use Servers and PC's, and back-up
                                  tapes, all of which are stored off-site, to create office from scratch.
-------------------------------------------------------------------------------------------------
Temporary Loss of Office          Relocate to any Hotel/Temporary Office Space and
                                  depending on whether we have access to our office, set up
                                  remote connectivity to our existing servers.
-------------------------------------------------------------------------------------------------
Internet is down                  McKee has multiple internet providers and if our primary
                                  vendor goes down, our firewall is programmed to switch to
                                  the backup vendor instantaneously.
-------------------------------------------------------------------------------------------------
Loss of Key Personnel             Notify clients immediately. Our team approach does not
                                  depend on a single individual so we are confident that
                                  operations would continue as normal at the level of
                                  excellence that has been expected by our clients.
-------------------------------------------------------------------------------------------------
Hardware failure                  Most servers at McKee have mirrored hard drives so in most cases, the issue is invisible to the user, and IT simply sways out the bad drive.
-------------------------------------------------------------------------------------------------


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C.S. McKee, L.P.                                                         Page 83

WSP 10.3 HOW AND WHO MAINTAINS OUR BCP?

Our overall program is constantly being reviewed and modified almost daily by our BCP team.

The following positions at McKee are responsible for implementing fixes for permanent or temporary solutions in the event of a declared disaster.

     o    Operations Manager

     o    Systems Administrator

     o    IS Consultant

     o    Office Manager

WSP 10.4 TESTING OF OUR BCP PLAN

The Operations Manager, Systems Administrator and a few employees will set up a temporary location on an Annual basis to test our capabilities to work off-site. Results of this test are reported to the Executive Committee.

C.S. McKee claims company-wide compliance with GIPS standards and has been verified since January 1, 1992. C.S. McKee maintains written policies and procedures used in establishing and maintaining compliance with all the applicable requirements of the GIPS standards. For a full disclosure document on each of our marketable products, please contact our Chief Compliance Officer at INFO@CSMCKEE.COM or visit www.csmckee.com.

C.S. McKee utilizes a third-party auditor to review our compliance program. For their comments, please contact our Chief Compliance Officer at info@csmckee.com.


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C.S. McKee, L.P.                                                         Page 84

WSP 12 DEFINITIONS

"ACCESS PERSON" means any full-time employee.

"ADVISORY REPRESENTATIVE means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Firm who obtains information concerning recommendations made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: partner, officer, Executive Committee member, "Investment Person", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the Compliance Officer.

"NON-ADVISORY REPRESENTATIVE" means any individual who has no contact with information regarding the purchases or sales of Securities made by the Firm in his or her regular functions or duties. However, such individuals are subject to the Preamble and Policy Statement on Insider Trading contained in this Code.

"AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

"AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, committee member, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

"BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations there under, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other


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C.S. McKee, L.P.                                                         Page 85
account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

"CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

"DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

"Firm" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

"Fund" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or sub adviser.

"NON-INTERESTED" Director means a director or trustee who is not an interested person.

"INTERESTED PERSON" of another person, when used with respect to a Fund, means
(i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment company solely by reason of

(aa) his being a member of its Board of Directors, Executive Committee or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.


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C.S. McKee, L.P.                                                         Page 86

"INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

"INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any employee of the Firm (or of any company in a control relationship to a Fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm, including securities analysts and traders; or (c) any person who controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or Portfolio regarding the purchase or sale of securities by the Fund or Portfolio.

"LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

"PERSON" means a natural person or a company.

"Portfolio" means any account, trust or other investment vehicle (except "Fund") over which the Firm has investment management discretion.

"PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

"PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

"SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

"SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.


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C.S. McKee, L.P.                                                         Page 87

"Security" shall NOT include direct obligations of the Government of the United States, , bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds). Any question as to whether a particular investment constitutes a "Security" should be referred to the Compliance Officer of the Firm.



























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C.S. McKee, L.P.                                                         Page 88